                                  $170,000,000


                      AMENDED AND RESTATED CREDIT AGREEMENT


                                      AMONG


                         HOMESTEAD VILLAGE INCORPORATED,


                            THE LENDERS NAMED HEREIN,


                        COMMERZBANK AG, NEW YORK BRANCH,


                                       AND


                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                     AS ADMINISTRATIVE AGENT FOR THE LENDERS


                           DATED AS OF MARCH 18, 1999

                      AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of March 18, 1999, among HOMESTEAD VILLAGE INCORPORATED, a Maryland corporation (the "Borrower"), COMMERZBANK AG, LOS ANGELES BRANCH, and the other lenders listed on Exhibit A attached hereto, as amended from time to time (each a "Lender" and collectively, the "Lenders"), COMMERZBANK AG, NEW YORK BRANCH (the "Arranger") and WELLS FARGO BANK, NATIONAL ASSOCIATION, as contractual representative for the Lenders on the terms provided herein (the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, the Arranger arranged a revolving credit facility in the original principal amount of $50,000,000 on behalf of the Borrower pursuant to a Credit Agreement dated as of May 6, 1997 among Borrower, Arranger and certain lenders named therein (said Agreement, as amended to, but not including, this date, the "Original Agreement"); and

         WHEREAS, the parties hereto have agreed to amend and restate the Original Agreement in its entirety, including the letters modifying, amending or waiving the terms thereof.

         NOW,  THEREFORE,   in  consideration  of  the  fees,   representations,
warranties, covenants and agreements of the Borrower set forth herein and in the Loan Documents, the parties hereto agree as follows:


                       ARTICLE . DEFINITIONS; CONSTRUCTION

 . As used herein, the following terms shall have the following meanings:

                  "Accounting Period" means each accounting period of Borrower, the first two such periods in any fiscal quarter consisting of four weeks each and the last such period in any fiscal quarter consisting of five weeks.

                  "Acquisition Costs" means the actual purchase price paid by Borrower to acquire the property constituting a Mortgaged Property or that portion of a Mortgaged Property (the portion of such actual purchase price allocable to such portion of a Mortgaged Property to be determined in a manner reasonably acceptable to Administrative Agent) upon which it shall construct an extended stay facility and ancillary facilities which are related to the purpose, and shall enhance the value, of the extended stay facility (the "ancillary facilities"), as evidenced by the documentation and certificate of Borrower furnished to the Administrative Agent pursuant to Section 3.2(g)(i)(1) and (2) hereof, excluding, without limitation, all fees, costs and expenses incurred with regard to use, planning and zoning rules and regulations relating to such Mortgaged Property, but including such other expenses as the Administrative Agent approves.

                  "Adjusted EBITDA" means, with respect to any quarter, EBITDA for such quarter plus non-cash charges minus a reserve for replacements equivalent to the greater of (a) actual historical recurring property capital expenditures for the prior quarter or (b) four percent (4.0%) of the prior quarter's gross revenues from the Properties.

                  "Adjusted LIBO Rate" means, with respect to each Interest Period, the rate obtained by dividing (i) the LIBO Rate for such Interest Period by (ii) a percentage equal to one minus the actual rate (stated as a decimal) of all reserves then actually required to be maintained by each Lender (provided that reasonable evidence of the imposition of such requirement is furnished to Borrower) against "eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate on Advances is determined or any category of extensions of credit or other assets that includes loans by a non-United States office of the Administrative Agent to United States residents) or by any other Requirement of Law relating to reserve or capital adequacy requirements.

                  "Adjusted Property Net Operating Income" or "Adjusted Property NOI" means, with respect to any period, NOI adjusted for a capital expenditure reserve equal to 4% of gross revenue and a management fee equal to 4% of gross revenue.

                  "Administrative   Agent"  means  Wells  Fargo  Bank   National
Association., in its capacity as contractual representative for the Lenders hereunder, or such successor Administrative Agent as may be appointed pursuant to Section 7.9 of this Agreement.

                  "Advance" has the meaning provided in Section 2.1(a).

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, whether through the ownership of voting securities, by contract, or otherwise. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to (i) vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) direct or cause the direction of the management and policies of such corporation, through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Agreement, as amended, supplemented, or modified from time to time.

                  "Alternate Rate" means, as of any date of determination, a per annum rate equal to the greater of(a) the Prime Lending Rate plus the Prime Rate Applicable Margin, and (b) the Federal Funds Rate plus the Federal Funds Applicable Margin.

                  "Applicable Margin Adjustment Date" means the date on which any Applicable Margin Adjustment Event occurs.

                  "Applicable Margin Adjustment Event" means each of (a) the making of any Advance, and (b) the receipt and collection by the Administrative Agent, on behalf of the Lenders, of any portion of the unpaid principal balance of the Loan.

                  "Arranger" means Commerzbank AG, New York Branch.

                  "Average Undrawn Balance" means the average daily amount of the Commitment which remained undrawn upon by the Borrower for the related period of determination (on the basis of a year of 365/366 days for the actual number of days which have elapsed during such period).

                  "Bankruptcy Code" has the meaning provided in Section 6.1(g).

                  "Borrower" has the meaning set forth in   the     introductory
paragraph to this Agreement.

                  "Borrower's Authorized Representative" means any duly elected officer designated by the Borrower in a written notice to the Arranger and the Administrative Agent, as such officer may be changed from time to time by written notice to the Arranger and the Administrative Agent.

                  "Bridge Facility" means the credit facility governed by the Credit Agreement dated as of June 15, 1998, among Borrower, certain lenders and Arranger, as modified and amended, from time to time.

                  "Budget" means, for any Mortgaged Property (i) until the Final Budget for such Mortgaged Property is received by the Administrative Agent, the Initial Budget for such Mortgaged Property, and (ii) upon and after such time as the Final Budget for such Mortgaged Property is received by the Administrative Agent, the Final Budget for such Mortgaged Property.

                  "Business Day" means any day excluding Saturday, Sunday, and any other day on which banks are required or authorized to close in New York City or San Francisco, California or on which trading is not carried on by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

                  "Capital Stock" means any and all shares, interests, participation, or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests, including but not limited to partnership interests, in a Person (other than a corporation), and any and all warrants or options to purchase any of the foregoing.

                  "Closing Date" means May 6, 1997.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                  "Collateral" means, collectively, the Mortgaged Properties and all other property and interests in property now owned or hereafter acquired and upon which a Lien has been or is purported or intended to have been granted in favor of the Arranger.

                  "Commitment" means One Hundred Seventy Million Dollars ($170,000,000).

                  "Construction Budget" means, with respect to any Project under Development, the total budgeted costs (including soft and hard costs), as indicated in the Budget for such Project under Development, to cause such Project under Development to become Construction Complete, including the acquisition cost of land. If the Project under Development is a multi-phase development, the total budgeted costs shall include the acquisition cost of land for all phases and the development budget for any phases for which improvements have commenced.

                  "Construction Complete" means, with respect to any Mortgaged Property, that (a) construction of such Mortgaged Property is complete, in accordance with the Plans and Specifications of such Mortgaged Property, (b) final, permanent and unconditional certificates of occupancy permitting occupancy of all portions of such Mortgaged Property as an extended stay facility have been issued and are in full force and effect, (c) all portions of such Mortgaged Property are, or may become at any time, without the consent or approval of any Person, open for business to the general public as an extended stay hotel, and (d) the Administrative Agent shall have received evidence satisfactory to it that the conditions set forth in (a), (b) and (c) have been satisfied.

                  "Construction Interest" means all interest expense of the Borrower and its Subsidiaries, for the construction of projects, which is capitalized in accordance with GAAP.

                  "Contractual Obligation" means as to any Person, any material provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Convertible   Preferred  Securities"  means  the  convertible
preferred securities to be issued by Borrower prior to July 22, 1999.

                  "Credit Exposure" has the meaning provided in Section 7.17.

                  "Debt Service" means, with respect to any period, Interest Expense for such period, excluding financing costs and fees related to:

                           (i)      Indebtedness which has been incurred  before
the Effective Date,

                           (ii)     the Sale Leaseback Facility, or

                           (iii)    the Loan,

plus scheduled amortization of all Indebtedness of Borrower and its Subsidiaries (excluding balloon payments and bullet maturities on loans).

                  "Decisions" has the meaning set forth in Section 7.14.

                  "Default" means any condition or event that, with the giving of notice or the lapse of time or both, would constitute an "Event of Default" hereunder or under the Promissory Notes or the other Loan Documents.

                  "Default Rate" has the meaning set forth in Section 2.6(b) hereof.

                  "Development Encumbrances" means:

                           (a)  all   non-monetary   easements,     restrictions
and encumbrances customary and appropriate for the development of property as an extended stay facility, including ancillary facilities related thereto, which do not and will not materially impair the use of the Mortgaged Property affected thereby as an extended stay facility or the ancillary facilities related thereto or the expected value of the Mortgaged Property affected thereby and

                           (b)   all   other    easements,    restrictions   and
encumbrances customary and appropriate for the development of property as an extended stay facility, including ancillary facilities related thereto, which (i) are approved by the Arranger and the Administrative Agent or
(ii) do not and will not materially impair the use of the Mortgaged Property affected thereby as an extended stay facility or the ancillary facilities related thereto or the expected value of the Mortgaged Property affected thereby

                  "Direct  Costs"  means,  for  each  Mortgaged  Property,   the
aggregate costs of all items described under the categories entitled "Hard Costs-Contractor Costs", "Hard Costs-Other Hard Costs", "Hard Costs-Hard Costs Contingency" and "Hard Costs-Furniture, Fixtures & Equipment" in the Budget for such Mortgaged Property actually paid which are necessary for an extended stay facility, including ancillary facilities related thereto, on such Mortgaged Property to be Construction Complete in accordance with the Plans and Specifications, as evidenced by the documentation and certificate of Borrower furnished to the Administrative Agent pursuant to Sections 3.2(g)(i)(1) and (2) hereof.

                  "Dollar" and the sign "$" each mean lawful currency of the United States of America.

                  "EBITDA" means, with respect to any period and any Person, the net income of such Person (excluding equity in net earnings or non-cash losses of its Unconsolidated Affiliates), plus, to the extent included in the calculation of earnings, any losses on the sale of a Property, interest expense (per GAAP), income taxes, depreciation and amortization expense, other losses relating to restructurings or extraordinary or unusual events of a non-recurring nature, accounting changes, or write-downs, reclassifications, or revaluation (provided that for the purposes of this definition any severance related cash expenses, charges or losses shall be spread in equal portions over the quarter in which such expenses, charges or losses are incurred and the next three succeeding quarters), and the distributed earnings of its Unconsolidated
Affiliates minus, to the extent excluded in the calculation of earnings, any gains on the sale of a Property, or extraordinary or unusual events, in all cases as determined on a consolidated basis in accordance with GAAP for such Person for such period.

                  "Effective Date" means March 18, 1999.

                  "Eligible Acquisition Costs" means, for each Mortgaged Property, the lesser of (i) the Acquisition Costs with respect to such Mortgaged Property, and (ii) the amount budgeted, in the aggregate, for Acquisition Costs as shown on the Budget for such Mortgaged Property (including any contingency for Acquisition Costs shown on such Budget).

                  "Eligible Assignee" means a Person who, at the time of determination is (a) a Lender; (b) a commercial bank, trust company, savings and loan association, savings bank, insurance company, investment bank or pension fund organized under the laws of the United States of America or any state thereof, and having total assets in excess of $5,000,000,000; or (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided such bank is acting through a branch or agency located in the United States of America. If such a Person is not currently a Lender, such Person's senior unsecured long term indebtedness must be rated BBB or higher by Standard & Poor's, Baa2 or higher by Moody's Investor's Services, or the equivalent or higher of either such rating by another rating agency acceptable to the Administrative Agent.

                  "Eligible Costs" means Eligible Acquisition Costs, Eligible Direct Costs and Eligible Indirect Costs.

                  "Eligible Direct Costs" means, for each Mortgaged Property, the lesser of (i) the Direct Costs with respect to such Mortgaged Property, and
(ii) the amount budgeted, in the aggregate, for Direct Costs as shown on the Budget for such Mortgaged Property (including any contingency for Direct Costs shown on such Budget).

                  "Eligible Indirect Costs" means, for each Mortgaged Property, the lesser of (i) the Indirect Costs with respect to such Mortgaged Property, and (ii) the amount budgeted, in the aggregate, for Indirect Costs as shown on the Budget for such Mortgaged Property (including any contingency for Indirect Costs shown on such Budget).

                  "Environment" means soil, surface waters, groundwaters, land, stream, sediments, surface or subsurface strata and ambient air.

                  "Environmental Discharge" means any discharge of pollutants or effluent into any aquifer or water source or system (whether naturally occurring or man made), gaseous emissions (including, without limitation, air emissions), particulate emissions and noise emissions, in each case, in violation of any Relevant Environmental Law.

                  "Environmental Indemnity" means the Environmental Indemnity to be executed by the Borrower in favor of the Arranger, substantially in the form attached hereto as Exhibit B.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means each trade or business (whether or not incorporated) that together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.

                  "Estimated Operating Property Value" or "EOPV" means, as of any date of determination, the sum of:

                           (1) for each Mortgaged  Property that is Construction
Complete and open for business as an extended stay facility but has been so open less than ten (10) full calendar months as of the end of the calendar quarter ending on or prior to the date of determination, the lower of the undepreciated GAAP cost value or the Stabilized Appraised Value;

                           (2) for each Property that is Construction   Complete
and has been open for business as an extended stay facility at least ten (10) full calendar months as of the end of the calendar quarter ending on or prior to the date of determination, the lower of (a) the estimated asset value derived by capitalizing the appropriate annualized Adjusted Property NOI (as determined pursuant to the directions set forth below) at 11%, (b) the undepreciated GAAP cost value and (c) only if the property is a Mortgaged Property, the Stabilized Appraised Value, plus

                         (3) for each Property that is not a Mortgaged  Property
and has been open for business as an extended stay facility but has been so open less than ten (10) full calendar months as of the end of the calendar quarter ending on or prior to the date of determination, the undepreciated GAAP cost value for such Property.

In order to determine annualized Adjusted Property NOI, for a Property that has been open as an extended stay facility for at least ten (10) but less than thirteen (13) full calendar months, the trailing quarter Adjusted Property NOI will be annualized. For a Property that has been open as an extended stay facility for at least thirteen (13) but less than sixteen (16) full calendar months, the trailing two quarter Adjusted Property NOI will be annualized. For a Property that has been open as an extended stay facility for sixteen (16) months but less than nineteen (19) months, the prior three quarter Adjusted Property NOI will be annualized. Once a Property has been open as an extended stay facility for nineteen(19) full calendar months and thereafter, trailing 12-month Adjusted Property NOI will be utilized.

"Estimated Operating Property Value of the Mortgaged Properties" means, as of any date of determination, for all Mortgaged Properties, the sum calculated pursuant to the foregoing formula, but only with respect to the Mortgaged Properties.

                  "Event of Default" has the meaning provided in Article VI.

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                  "Federal Funds Applicable Margin" means, as of any Applicable Margin Adjustment Date, (i) if the Leverage Percentage as of such Applicable
Margin  Adjustment  Date is less than fifteen  percent (15%),  one hundred fifty
(150) basis points, (ii) if the Leverage Percentage as of such Applicable Margin Adjustment Date is equal to or greater than fifteen percent (15%) but less than twenty five percent (25%), two hundred (200) basis points, and (iii) if the Leverage Percentage as of such Applicable Margin Adjustment Date is equal to or greater than twenty five percent (25%) and up to a maximum of thirty eight percent (38%), two hundred fifty (250) basis points.

                  "Federal Funds Rate" means, for any day of determination, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal Funds transacted with members of the Federal Reserve System arranged by Federal Funds brokers on such date, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  "Financing Statements" means UCC-1 Financing Statements made by the Borrower or a Subsidiary Mortgagor, as debtor, in favor of the Arranger, as secured party, covering all fixtures, equipment and personal property of the Borrower or such Subsidiary Mortgagor at the Mortgaged Properties.

                  "Final Budget" means, for any Mortgaged Property, a final budget with respect to such Mortgaged Property in the same form as the Initial Budget for such Mortgaged Property (as the form of such final budget may be changed from time to time by Borrower upon the prior written consent of the Administrative Agent) showing the amounts budgeted for the Total Costs (including contingencies) for such Mortgaged Property, provided that Total Costs (including contingencies) as shown on such final budget do not exceed, in the aggregate, the amount equal to one hundred ten percent (110%) of the Total Costs (including contingencies) as shown on such Initial Budget, in the aggregate.

                  "GAAP" means generally accepted accounting principles as in effect at the time of application applied on a consistent basis; provided, however, if any change is adopted after the Closing Date in generally accepted accounting principles which either Borrower or Arranger determines to be adverse, and if either such party notifies the other of such determination, then both Borrower and Arranger shall negotiate in good faith the extent to which such change shall be adopted with respect to the matters to which the definition of "GAAP" is applicable under the Loan Documents, and the term "GAAP" shall mean
(i) in the event a written agreement with respect to such change is executed and delivered by both Borrower and Required Lenders within thirty (30) days following such notice, generally accepted accounting principles applied on a consistent basis giving effect to such agreement, or (ii) in any other event, generally accepted accounting principles as in effect at the time immediately prior to the adoption of such change applied on a consistent basis.

                  "Governmental Authority" means any nation and any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, including, but not limited to, the Federal Reserve Board, any Federal Reserve Bank, any other central banking authority, or any agency or subdivision thereof.

                  "Gross Asset Value -- Cost" or "GAV -- Cost" means the value of all cash, cash equivalents and the value of all Properties owned by Borrower and its Subsidiaries valued at one hundred percent (100%) of cost.

                  "Gross Asset Value -- Market" or "GAV -- Market" means the sum of:

                           (a)      EOPV,

                           (b)      cash and equivalents (not including any form
of restricted cash),

                           (c) the GAAP value of  construction  in  process  and
land held for development or sale (subject to a value cap set forth in Sections 5.3(s) and (t)) plus

                           (d) the  contractual  purchase  price  of  properties
subject to purchase obligations, repurchase obligations, unfunded obligations, and forward commitments to the extent such obligations are accounted for under Total Liabilities and subject to specific enforcement.

With  respect  to  purchase  obligations,   repurchase   obligations,   unfunded
obligations, and forward commitments that are not subject to specific enforcement but have earnest money or similar payments subject to forfeiture, the amount of the earnest money or similar payment will be included in the calculation of Gross Asset Value -- Market, to the extent such obligations are accounted for in Total Liabilities. With respect to any property that is being developed or redeveloped pursuant a purchase agreement and that is not owned by the Borrower or a Subsidiary, the amount of the purchase agreement will be included in the calculation of Gross Asset Value -- Market, to the extent such obligations are accounted for in Total Liabilities.

                  "Guarantee Obligation" means, as to any Person (the "Guaranteeing Person"), any obligation of (a) the Guaranteeing Person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the Guaranteeing Person has issued a reimbursement, counterindemnity, or similar obligation, in either case guaranteeing any Indebtedness, leases, dividends, or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the Guaranteeing Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any Guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such Guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such Guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such Guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by the Lenders in good faith.

                  "Hazardous Materials" means any substance in quantities and/or form:

(a) the presence of which requires or shall hereafter require notification, investigation or remediation under any Relevant Environmental Law; or

(b) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "Pollutant" or "contaminant" under any Relevant Environmental Law, including without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds, or which contains polychlorinated biphenyls or asbestos or urea formaldehyde foam insulation, or which contains or emits radioactive particles, waves or material, including radon gas; or (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated under any Relevant Environmental Law or by any Governmental Authority; or

(d) pursuant to applicable Relevant Environmental Laws, the presence of which on the Mortgaged Property causes or threatens to cause a nuisance upon the Mortgaged Property or adjacent properties; or poses or threatens to pose a hazard to the Mortgaged Property or to the health or safety of persons or property on or about the Mortgaged Property.

                  "HPT" means HPT HSD Properties Trust, the purchaser-lessor under the Sale- Leaseback Facility.

                  "Implied Debt Service" means, as of any determination date, the annual debt service of a self-liquidating loan with an original principal amount equal to the Maximum Availability Amount, as of such date, and amortized over 240 months (20 years) (pursuant to regular and equal monthly installments of principal and interest) at an annual interest rate equal to the lesser of:

                           (a)      ten percent (10%) and

                           (b)      the  greater  of (i) eight and one half
percent (8.50%) and (ii) the 10 year Treasury Rate (as hereinafter defined) at such time plus three and one quarter percent (3.25%). "Treasury Rate" means the annual yield on the Treasury Constant Maturity Series with maturity equal to ten
(10) years, for the week prior to the determination date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by the Administrative Agent. In the event Release H.15 is no longer published, Administrative Agent shall select a comparable publication to determine the Treasury Rate.

                  "Indebtedness" of any Person means, as of the date of any determination thereof, without duplication:

(1) all obligations of such Person for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes, or other similar instruments;

(2) all rental or other obligations under leases required to be capitalized under GAAP;

(3) all Guarantee Obligations of such Person;

(4) all liabilities in respect of currency or interest rate swap, cap or collar arrangements or any similar derivative instrument; provided that if such currency or interest rate swap, cap or collar arrangements or any similar derivative instrument has been entered into in order to hedge the currency or interest rate exposure of such Person in respect of current or contemplated Indebtedness, the amount of any liability in respect of such arrangement or instrument shall not be included in the determination of Indebtedness; and

(5) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed by such Person. "Indirect Costs" means the aggregate costs of all items described in the line items entitled "Title Insurance", "Commissions", "Closing Costs/Escrow Fees", "Property Taxes", "Legal" and "Soft Costs Contingency" and under the categories entitled "Soft Costs-Design Costs", "Soft Costs-Permits & Fees", and "Soft Costs-Other Soft Costs" in the Budget for such Mortgaged Property actually paid, in all cases as evidenced by the documentation and certificate of Borrower furnished to the Administrative Agent pursuant to Section 3.2(g)(i)(1) and (2) hereof, it being understood that Indirect Costs shall in no event include, with respect to any Mortgaged Property, any portion of the legal fees for zoning and planning board approval and similar matters.

                  "Initial Budget" means, for any Mortgaged Property, a pro forma budget with respect to such Mortgaged Property in the form of Exhibit C annexed hereto (as the form of such pro forma budget may be changed from time to time by Borrower upon the prior written consent of Administrative Agent) showing the amounts budgeted for the Total Costs (including contingencies) for such Mortgaged Property, provided and to the extent such budget and the amounts set forth thereon reasonably conform, in the Administrative Agent's sole discretion, to the Regional Prototypical Budget applicable to such Mortgaged Property.

                  "Intellectual Property" has the meaning set forth in Section 4.12.

                  "Interest Expense" means (without redundancy) the sum of all accrued, paid or capitalized interest costs of Borrower and its consolidated affiliates (excluding capitalized interest funded from an interest reserve) plus Borrower's pro rata share (based on the higher of its nominal ownership interest or the ownership percentage used in the calculation of Gross Asset Value --
Cost) of interest expense in its Unconsolidated Affiliates, plus 100% of any accrued, paid, or capitalized interest incurred (without redundancy) on any obligation for which Borrower is wholly or partially liable under repayment, interest carry, or performance guarantees, or other relevant liabilities; minus, to the extent included in the foregoing, financing costs and fees related to (i) Indebtedness which has been incurred before the Effective Date, (ii) the Sale Leaseback Facility, and (iii) the Loan.

                  "Interest Period" has the meaning set forth in Section 2.7.

                  "Leases" means all leases, licenses and other arrangements pursuant to which any Person has the right or option to occupy or use any portion of any Mortgaged Property, and shall include all right, title and interest to receive all rent and other revenue thereunder, and shall include all guaranties of the obligations of all such Persons.

                  "Lender" or "Lenders" has the meaning set forth in the introductory paragraph of this Agreement, and any successors and assigns.

                  "Lending Office" means, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which any of such Lender's Advances are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's Advances are made, as designated in writing from time to time to the Arranger and the Administrative Agent and the Borrower.

                  "Leverage  Percentage"  means,  as of  any  Applicable  Margin
Adjustment Date and after giving effect to any Applicable Margin Adjustment Event giving rise thereto, the quotient of the outstanding principal amount of the Loan, divided by the aggregate Eligible Costs for all Mortgaged Properties, expressed as a percentage. In no event shall such Leverage Percentage be permitted to exceed thirty eight percent (38%).

                  "LIBO Rate" means,  with respect to any Interest  Period,  the average rate of interest per annum (rounded upwards, if necessary, to the next highest 1/16th of 1%) at which deposits in immediately available funds in dollars are offered to Wells Fargo Bank National Association (at approximately 12:00 noon (New York time), two Business Days prior to the first day of such Interest Period) by first class banks in the interbank Eurodollar market, for delivery on the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest period and in an amount equal to or comparable to the principal amount of the Advance to which such Interest Period relates. Each determination of the LIBO Rate by the Administrative Agent shall, in absence of demonstrable error, be conclusive and binding.

                  "LIBOR Applicable Margin" means, as of any Applicable Margin Adjustment Date (i) if the Leverage Percentage as of such Applicable Margin Adjustment Date is less than fifteen percent (15%), two hundred (200) basis points, (ii) if the Leverage Percentage as of such Applicable Margin Adjustment Date is equal to or greater than fifteen percent (15%) but less than twenty five percent (25%), two hundred fifty (250) basis points, and (iii) if the Leverage Percentage as of such Applicable Margin Adjustment Date is equal to or greater than twenty five percent (25%) and up to a maximum of thirty eight percent (38%), three hundred (300) basis points.

                  "Lien" means with respect to any asset: any mortgage, pledge, security interest, encumbrance, lien, charge, or deposit arrangement or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease, or other title retention agreement relating to such asset or the filing of any financing statement under the UCC or comparable law.

                  "Loan" means, collectively, the loans made by the Lenders pursuant to the Loan Documents.

                  "Loan  Documents"  means,  collectively,  this Agreement,  the
Promissory Notes, all Mortgages, all Financing Statements, the Environmental Indemnity, all Subsidiary Mortgagor Guaranties and all other documents, certificates, affidavits and other instruments executed and delivered by the Borrower and its Affiliates pursuant thereto or in connection therewith, as each of the same may be amended, modified or otherwise supplemented from time to time.

                  "Loss" has the meaning provided in Section 7.16(c).

                  "Margin Stock" has the meaning provided in Regulation U.

                  "Market Studies" means, for any Mortgaged Property, all of the following with respect to such Mortgaged Property in the form of the examples of the following attached hereto as Exhibit D: (i) a target submarket overview,
(ii) a comparison with the Borrower's  acquisition criteria,  (iii) an area map,
(iv) a neighborhood map, (v) an aerial photograph,  (vi) a contextual site plan,
(vi) a preliminary site plan, (vii) a map indicating retail and restaurant support, (viii) the identity of and information respecting demand generators and area employers, (ix) a demand location map, (x) a competitive survey, and (xi) a competitive survey map.

                  "Material Adverse Change" means any change, event or circumstance which has or is reasonably likely to have a material adverse effect on (i) the ability of the Borrower and its Subsidiaries to perform their respective obligations under this Agreement or any of the other Loan Documents, or (ii) the business, condition (financial or otherwise) or results of operation of the Borrower and its Subsidiaries when taken as a whole.

                  "Maturity Date" means December 31, 2000, and any extensions thereof.

                  "Maximum Availability Amount" means, as of any date of determination, the least of:

                           (a)      the Commitment,

                           (b)      thirty eight  percent  (38%) of the
aggregate  Stabilized  Appraised  Value of all of the Mortgaged Properties;

                           (c)      thirty eight percent (38%) of the Eligible
Costs of all of the Mortgaged Properties; and

                           (d) the sum of the Property Amount for each Mortgaged
Property, as hereinafter defined.

As used herein, the "Property Amount" with respect to any Mortgaged Property means, as of any date of determination, the least of :

                           (i) the sum of: (A) forty five  percent(45%) of the
aggregate Eligible Acquisition Costs for such Mortgaged Property, plus (B) thirty five percent (35%) of the aggregate Eligible Direct Costs and the aggregate Eligible Indirect Costs for such Mortgaged Property; and

                           (ii) with respect to any Mortgaged  Property which is
a Stabilized Project, forty five percent
(45%) of the Estimated Operating Property Value of such Mortgaged Property.

                  "Merrill Lynch Facility" means the credit facility in the original amount of $122,028,471 arranged by, and secured by mortgage liens held by, Merrill Lynch Mortgage Capital, Inc.

                  "Mortgaged Properties" means, collectively, each Property of the Borrower or any Subsidiary Mortgagor which is located in a Suburban Area and which is (and for so long as same is) mortgaged to the Arranger pursuant to the terms hereof, and shall include all of the "Property", as such term is defined in the Mortgages.

                  "Mortgages" means those certain deeds of trust, deeds to secure debt, mortgages and security agreements with assignments of leases, rents, operating agreements and management agreements and fixture filings delivered by the Borrower or any Subsidiary Mortgagor in favor of the Arranger and covering the Mortgaged Properties, substantially (i.e., with such modifications as may be required by, or, in the Arranger's and the Administrative Agent's reasonable judgment, appropriate for, the jurisdiction in which a particular Mortgaged Property is located) in the form attached hereto as Exhibit E, as the same may be amended, modified, or otherwise supplemented from time to time.

                  "Net  Operating  Income" or "NOI"  means,  with respect to any appropriate period and any Properties, the gross revenues from such Properties for such period less all direct operating expenses of such Properties, including, without limitation, expenses for the following to the extent same relate to such Properties: personnel, landscaping, contracts, utilities, housekeeping, repairs and maintenance, marketing, administrative duties, insurance and real estate taxes for such period (other than interest expense, depreciation, amortization and expenditures capitalized in accordance with
GAAP).

                  "New Mortgaged Property" means any Property and all rights, titles and interests appurtenant thereto which the Borrower or any Subsidiary
Mortgagor proposes to encumber by a Mortgage at any time on or after the Effective Date.

                  "Non-public Information" means any information delivered by the Borrower to the Arranger or the Administrative Agent or the Lenders (in their capacities as such) pursuant to this Agreement which is not publicly disclosed or known, or which cannot be readily derived from information which is publicly disclosed or known.

                  "Notice of Borrowing" has the meaning provided in Section 2.3.

                  "Notifying Lender" has the meaning provided in Section 2.13.

                  "Participant" has the meaning provided in Section 7.17.

                  "Payment Office" means the office of the Administrative Agent located at 2120 E. Park Place, Suite 100, El Segundo, California 90245.

                  "Percentage" means each Lender's percentage share of the Commitment as set forth on Exhibit A hereto.

                  "Period Fraction" means, with respect to any period of time, a fraction, the numerator of which is the actual number of days in such period, and the denominator of which is 360.

                  "Permissible Assumed Indebtedness" has the meaning provided in
Section 5.3(a)(iv).

                  "Permitted Encumbrances" means, with respect to each of the Mortgaged Properties, (i) all exceptions to title insurance coverage set forth in the title insurance policies insuring the Mortgages covering such Mortgaged Properties, other than standard printed exceptions, as of the date such policies are issued, (ii) all liens for real estate taxes and assessments provided either
(x) that the last day by which such taxes or assessments may be paid without the imposition of any interest, fine or penalty has not occurred, or (y) the amount or validity of such taxes or assessments are being contested in good faith by appropriate proceedings which have the effect of staying enforcement or execution of such liens and with respect to which adequate reserves in conformity with GAAP have been provided on the books of Borrower, (iii) Development Encumbrances, (iv) mechanics' and materialmen's liens, the existence of which do not constitute or create a Material Adverse Change, and which remain unsatisfied, unbonded or unstayed for no more than thirty (30) days other than those the amount or validity of which are being contested in good faith by appropriate proceedings which have the effect of staying enforcement or execution of such liens and with respect to which adequate reserves in conformity with GAAP have been provided on the books of Borrower, and (v) Leases which are subordinate to the lien of the Mortgages.

                  "Permitted Purpose" means reimbursement to the Borrower of a portion of the Total Costs with respect to each Mortgaged Property and general working capital purposes (other than the purchase of Capital Stock).

                  "Person" means any individual, partnership, firm, corporation, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any governmental or political subdivision or agency, department, or instrumentality thereof.

                  "Plan" means any multiemployer plan or single employer plan, as defined in Section 4001 and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Agreement was maintained, for employees of the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate.

                 "Plans and Specifications" has the meaning specified in Section 3.2(g).

                  "Preferred   Dividends"  means,   without   duplication,   the
dividends accrued, paid or declared under the Convertible Preferred Securities.

                  "Presence" means, when used in connection with Hazardous Materials, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

                  "Prime Lending Rate" means the rate at which the Administrative Agent announces in San Francisco, California from time to time as its prime lending rate, as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent or any Lender. The Administrative Agent and each Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Prime Rate Applicable Margin" means, as of any Applicable Margin Adjustment Date (i) if the Leverage Percentage as of such Applicable
Margin Adjustment Date is less than fifteen percent (15%), one hundred (100) basis points, (ii) if the Leverage Percentage as of such Applicable Margin Adjustment Date is equal to or greater than fifteen percent (15%) but less than twenty five percent (25%), one hundred fifty (150) basis points, and (iii) if the Leverage Percentage as of such Applicable Margin Adjustment Date is equal to or greater than twenty five percent (25%) and up to a maximum of thirty eight percent (38%), two hundred (200) basis points.

                  "Proforma Operating Statement" means, for any Mortgaged Property, a completed pro forma operating statement with respect to such Mortgaged Property in the form of Exhibit F attached hereto, accurate as of the date of such statement, and containing the information required to complete such schedule in the manner and detail contemplated by such Exhibit, which shall be acceptable in form and substance to the Administrative Agent in its sole discretion.

                  "Project Cost Report" means, for any Mortgaged Property, a completed project cost report with respect to such Mortgaged Property in the form of Exhibit G attached hereto, accurate as of the date of such form, and containing the information required to complete such schedule in the manner and detail contemplated by such Exhibit, and including, without limitation, the current actual and projected Total Costs with respect to such Mortgaged Property and the deviations of same (on line-item by line-item basis) from the Budget furnished to Arranger and the Administrative Agent with respect to such Mortgaged Property.

                  "Project under Development" means a Property (a) on which construction of an extended stay facility has commenced and (b) which has not been open as an extended stay facility for at least four (4) months.

                  "Promissory Notes" means the promissory notes made by the Borrower to each Lender substantially in the form annexed hereto as Exhibit H.

                  "Properties" means all land owned or leased by the Borrower and/or any of its Subsidiaries, all buildings, structures, improvements, fixtures and equipment, and parking areas located thereon and therein, and all easements, rights, interests, privileges and other appurtenances thereto, of any nature whatsoever. An individual "Property" is a portion of land owned or leased by the Borrower and/or its Subsidiaries which is bound by a perimeter containing no land not owned or leased by Borrower and/or any of its Subsidiaries, together with all buildings, structures, improvements and parking areas fixtures and equipment located thereon, and all easements, rights, interests, privileges and other appurtenances thereto, of any nature whatsoever.

                  "Purchasing Lender" has the meaning provided in Section 7.18.

                  "Regional   Prototypical  Budget"  means,  for  any  Mortgaged
Property, the prototypical budget in the form set forth in Exhibit I hereto with respect to the region in which such Mortgaged Property is located.

                  "Regulation D" and "Regulation U" mean Regulation D and Regulation U, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

                  "Realty" means SC Realty Incorporated, a Nevada corporation.

                  "Release" has the meaning provided in Section 8.11.

                  "Release Parcel" has the meaning provided in Section 8.11.

                  "Release Request" has the meaning provided in Section 8.11.

                  "Relevant Environmental Laws" means all Requirements of Law and all other applicable Federal, state and local environmental statutes, regulations, rules, ordinances, codes, licenses, permits, approvals, plans, authorizations, guidelines, concessions, franchises, orders and similar items, and rules of common law (whether now existing or hereafter enacted or promulgated and whether now contemplated, anticipated or foreseeable or not) of all courts and Governmental Authorities, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to or the protection of the Environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "Required Lenders" means the Lenders holding at least sixty six and two thirds percent (66 2/3%) of the Commitment.

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws, certificate of partnership and partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Sale-Leaseback Facility" means the lease dated February 23, 1999 between HPT, as lessor, and HVI (2) Incorporated, a Delaware corporation, as lessee.

                  "Stabilized Appraised Value" means appraised value reasonably acceptable to all of the Lenders, but at least satisfying the requirements for an acceptable real estate appraisal imposed from time to time on each Lender by the applicable Governmental Authority.

                  "Stabilized Project" means a Mortgaged Property which is (a) Construction Complete and is open for business as an extended stay facility and
(b) has been either so open for at least twenty four (24) weeks or has, at any time, been at least eighty percent (80%) occupied for at least one (1) week.

                  "Stockholders' Equity" means stockholders' equity as reflected on the balance sheet of the Borrower determined in accordance with GAAP.

                  "Studies" means environmental studies and investigations respecting (i) the condition and circumstances of the Environment on, under, about or affecting any Mortgaged Property, (ii) any actual or suspected Environmental Discharge or Presence of any Hazardous Materials on, under, about or affecting any Mortgaged Property, and (iii) any actual or suspected violation of any Relevant Environmental Laws on, under, about or related to any Mortgaged Property.

                  "Subsidiary" of any Person means a corporation, partnership, limited liability, trust or other entity of which a majority of the outstanding shares of stock or beneficial interests of each class having ordinary voting power is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

                  "Subsidiary Mortgagor" means any wholly-owned Subsidiary of Borrower, any wholly-owned Subsidiary of a wholly-owned Subsidiary of Borrower, or, with Lenders' consent, any other Person which owns any portion of or interest in any New Mortgaged Property.

                  "Subsidiary Mortgagor Guaranty" has  the meaning  provided  in
Section 3.3(b).

                "Suburban Area" means an area outside a major metropolitan city.
                  "Tangible Net Worth" is defined as the tangible net worth of the Borrower, calculated on a GAAP basis, plus increases in accumulated depreciation and amortization that occur subsequent to the Effective Date.

                  "Taxes" has the meaning provided in Section 2.17.

                  "Total Costs" means, with respect to any Property,  the sum of
(i) the Acquisition Costs with respect to such Property, (ii) the Direct Costs with respect to such Property, and (iii) the Indirect Costs with respect to such Property.

                  "Total Liabilities" includes all GAAP liabilities and certain non-GAAP (off balance sheet) liabilities with no redundancy. Included are the following: non-recourse mortgage debt; letters of credit; binding purchase obligations; repurchase obligations; forward commitments; unsecured debt; accounts payable; accrued expenses, capitalized lease obligations, and to the extent required under GAAP to be reported as a liability, any other lease obligations (including ground leases); guarantees of indebtedness; subordinated debt; unfunded obligations of Borrower and its Subsidiaries; forward equity commitments (but excluding forward equity subscriptions for which stock is issued within thirty (30) days of receipt of equity proceeds); Derivative Exposure (as hereinafter designed); and any other non-GAAP liability that the Security and Exchange Commission has determined, either currently or in the future, should be treated as debt. Total Liabilities will include (without redundancy): (a) one hundred percent (100%) of the recourse liability of Borrower and its Subsidiaries under (i) guarantees of indebtedness or (ii) loans where Borrower or a Subsidiary of Borrower is liable for debt as a general partner and (b) Borrower's and its Subsidiaries' share of non-recourse debt in their Unconsolidated Affiliates based on the greater of its nominal ownership interest or the percentage of ownership interest used to calculate Gross Asset Value -- Cost. As used herein, "Derivative Exposure" means the maximum liability (including costs, fees and expenses), based upon a liquidation or termination as of the date of the applicable covenant compliance test, of any Person under any interest rate swap, collar, cap or other interest rate protection agreements, treasury locks, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

For purposes of purchase obligations, repurchase obligations and forward commitments, the amount of Total Liabilities of a Person at any given time in respect of a contract to purchase real property shall be determined as follows:
(x) if, at such time, the seller of such real property would be entitled to specific enforcement of the contract against such Person, then the amount of Total Liabilities shall equal the total purchase price payable by such Person under the contract, otherwise, (y) the amount of Total Liabilities shall equal the aggregate amount of due diligence deposits, earnest money payments and other similar payments made by such Person under the contract which, at such time, would be subject to forfeiture upon termination of such contract.

For purposes of purchase obligations, repurchase obligations and forward commitments, the amount of Total Liabilities of a Person at any given time in respect of a contract to purchase a property being renovated or developed by a third party shall equal the maximum amount reasonably estimated to be payable under such contract during the remaining term of such contract.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "Unconsolidated Affiliate" means, with respect to any Person, an unconsolidated affiliate of such Person (determined in accordance with GAAP).

                  "Unsecured Advances" has the meaning provided in Section 3.4.

                  "Use Requirements" means any and all building codes or permits, certificates of occupancy or compliance, restrictions of record, easements, reciprocal easements or other agreements, subdivision, zoning, wetlands protection, or land use laws or ordinances and any and all applicable rules or regulations of any Governmental Authority affecting any part of any Mortgaged Property.

     Section 1.2 "Accounting Terms and Determinations." Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with GAAP.

     Section 1.3 "Other Definitional Terms." The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, section, schedule, exhibit, and like references are to this Agreement unless otherwise specified. References to agreements, instruments, documents, statutes, and regulations include all amendments, supplements, and modifications thereof as may be in effect from time to time.


                     ARTICLE II. AMOUNTS AND TERMS OF LOANS

     Section 2.1 Commitment.

a) Subject to and upon the terms and conditions herein set forth, each Lender, severally and not jointly, agrees to make loans (each an "Advance" and collectively, the "Advances") pro rata in accordance with such Lender's Percentage to the Borrower from time to time during the period from the Effective Date to but excluding the Maturity Date.

b) The aggregate principal amount outstanding of all Advances made pursuant hereto by the Lenders, at any time, shall not exceed the lesser of the Commitment or the then Maximum Availability Amount. There may not be more than one Advance made on any day. Within the foregoing limits and subject to the conditions set out in this Agreement, the Borrower may borrow Advances under this Section 2.1, repay Advances under Section 2.8, and reborrow Advances.

c) The aggregate principal amount of each Advance hereunder shall be not less than $500,000 and shall be in integral multiples of $100,000.

     Sectioni 2.2 "Advances (a)." The Lenders will make Advances of the Loan for (and only for) any Permitted Purpose subject to and in accordance with the terms and conditions of this Agreement, including, without limitation, subject to satisfaction of all conditions precedent to Advances set forth herein.

b) The initial Advance of the loan proceeds will be made upon satisfaction of the conditions set forth in Article III of this Agreement, and all subsequent advances shall be made no more frequently than (i) twice during any calendar month thereafter and (ii) once every 12 days.

     Section 2.3. Whenever the Borrower desires to receive an Advance hereunder, it shall give the Arranger and the Administrative Agent at least five Business Days' prior written notice of the proposed Advance to be made hereunder, such notice to be given prior to 12:00 noon (New York time) on the date specified. Each such notice (each a "Notice of Borrowing") shall be in the form of Exhibit J, be irrevocable, and specify the principal amount of the Advance to be made and the date (which shall be a Business Day) of the Advance.

     Section 2.4. The Administrative Agent shall promptly (but in no event less than three Business Days prior to the date of the Advance) notify each Lender of its Percentage of each Advance and the date of such Advance. On the date specified for the Advance, each Lender shall make available to the Administrative Agent at the Payment Office no later than 12:00 noon. (New York time) in immediately available funds an amount equal to such Lender's Percentage of such Advance. No later than 3:00 p.m. (New York time) on the date of each Advance, the Administrative Agent will make available to the Borrower at the Payment Office the full amount of the Advance.

     Section 2.5 Promissory Notes; Collateral.

a) The Borrower's obligation to pay the principal of, and interest on, the Advances made by each Lender shall be evidenced by one or more Promissory Notes in the face amount of each such Lender's Percentage of the Commitment, with blanks as to payee, date and principal amount appropriately completed. The determination by the Administrative Agent of the amount of principal outstanding hereunder or under any Promissory Note shall, except for patent error, be final, conclusive and binding upon the Borrower for all purposes.

b) Each borrowing, repayment and reborrowing hereunder shall be recorded by the Administrative Agent and the entries in such records shall, except for patent error, be final, conclusive and binding on the Borrower; provided, however, that no failure to make or error in making a recordation of an Advance shall in any way limit, affect or modify the obligation of the Borrower to repay any obligations, or the rights of the Administrative Agent and the Lenders to any amounts due under this Agreement, the Loan Documents and the Promissory Notes.

c) Except as otherwise set forth in the Loan Documents, each item of Collateral shall secure the payment and performance of all indebtedness and obligations of the Borrower under this Agreement, including without limitation, any increased cost under Section 2.14 hereof, and each other Loan Document.

     Section 2.6 "Interest on Advances."

a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Advance from the date such Advance is made at a rate per annum for each Interest Period equal to the LIBOR Applicable Margin plus the relevant Adjusted LIBO Rate. Interest on each Advance shall accrue from and including the date of such Advance to but excluding the date of any repayment thereof and shall be payable, in arrears, with respect to each Advance, (i) on the first day of each calendar month, (ii) at maturity (whether by acceleration or otherwise), and
(iii) after maturity, on demand. Notwithstanding the foregoing, interest on each Advance bearing interest at the Alternate Rate pursuant to the terms of this Agreement shall be payable in arrears (i) on the first day of each calendar month during the Interest Period applicable to such Advance, (ii) at maturity (whether by acceleration or otherwise), and (iii) after maturity, on demand. No later than five (5) Business Days prior to an Applicable Margin Adjustment Date, Borrower shall furnish the Administrative Agent with calculations of the LIBOR Applicable Margin, Federal Funds Applicable Margin and Prime Rate Applicable Margin as of the Applicable Margin Adjustment Date, together with sufficient detail to allow the Administrative Agent to review the Borrower's calculations. The LIBOR Applicable Margin, Federal Funds Applicable Margin and Prime Rate Applicable Margin shall be recalculated by the Administrative Agent (which calculation shall be binding on all parties, absent patent error), and the interest on each Advance shall be correspondingly increased or decreased, on and as of each Applicable Margin Adjustment Date. In the event that the date on which the interest on any Advance is converted to, or otherwise commences to accrue at, the Alternate Rate is a date that is not an Applicable Margin Adjustment Date, then the Alternate Rate shall be calculated on the basis of the Leverage Percentage as of the most recent Applicable Margin Adjustment Date.

b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Advance, and all other overdue amounts owing hereunder, shall bear interest for each day that such amounts are overdue at a rate (the "Default Rate") per annum equal to three percent (3%) per annum plus the interest rate otherwise applicable thereto from the first day such amounts are overdue to but excluding the date such overdue amounts are paid.

c) The Administrative Agent, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the Borrower thereof. All such determinations shall be binding on all parties, absent patent error.

d) It is expressly stipulated and agreed to be the intent of the Lenders and Borrower at all times to comply with the applicable law governing the highest lawful interest rate. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Agreement or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Indebtedness evidenced thereby, or if acceleration of the maturity of the obligations, or the rights of the Administrative Agent and the Lenders to any amounts due, under this Agreement, the Loan Documents and the Promissory Notes, any prepayment by Borrower, or any other circumstance whatsoever, results in Borrower having paid any interest, penalty, fee or other amount in excess of that permitted by applicable law, then it is the express intent of Borrower and Lenders that all excess amounts theretofore collected by Lenders be credited on the principal balance of the Advances (or, at Lenders' option, paid over to Borrower), and the provisions of this Agreement and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of the obligations, or the rights of the Administrative Agent and the Lenders to any amounts due, under this Agreement, the Loan Documents and the Promissory Notes, does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lenders do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lenders for the use, forbearance or detention of the obligations, or the rights of the Administrative Agent and the Lenders to any amounts due, under this Agreement, the Loan Documents and the Promissory Notes shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such obligations and amounts until payment in full so that the rate or amount of interest on account of such secured obligations does not exceed the maximum rate or amount of interest permitted under applicable law.

     Section 2.7 "Interest Periods." An interest period (each an "Interest Period") shall be applicable with respect to each Advance, which shall be a period of one, two, three or six months as selected by the Borrower in the Notice of Borrowing for such Advance, provided that:

(i) the initial Interest Period for any Advance shall commence on the date of such Advance;

(ii) subject to the provisions of Section 6.2 hereof and provided that no Event of Default shall have occurred and be continuing, at the end of the initial Interest Period, and each subsequent Interest Period for any Advance, the Borrower shall be permitted to select an additional Interest Period for such Advance by delivering a written notice thereof, in the form of Exhibit K, to the Administrative Agent at any time prior to 12:00 noon (New York time) on the third Business Day prior to the expiration of the then current Interest Period applicable to such Advance, provided that if no Interest Period selection is delivered to the Administrative Agent by such time, the Borrower shall be deemed to have selected an Interest Period of one month and such Interest Period selected or deemed to have been selected for such Advance may not be changed without the consent of the Administrative Agent;

(iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of an Advance (other than an Advance referred to in Section 2.13(b)(ii) or Section 2.14(b)(ii)) would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(iv) any Interest Period in respect of an Advance which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) below, end on the last Business Day of a calendar month;

(v) no Interest Period shall extend beyond the Maturity Date; and

(vi) there shall be no more than six  Interest  Periods in effect at any time.

     Section 2.8 "Repayment of Advances." The Borrower shall repay to the Administrative Agent, for the account of the Lenders, the unpaid principal amount of each Advance made by the Lenders hereunder, together with all accrued and unpaid interest thereon and any other sums due and payable to the Lenders hereunder or under the other Loan Documents on the Maturity Date.

     Section 2.9 "Prepayments of Advances."

a) The Borrower may prepay all outstanding Advances, any one Advance or portion thereof on any Business Day without penalty, premium or additional charge, except as set forth in Section 2.16 hereof; provided such prepayment shall be at least equal to the lesser of $100,000 or the outstanding amount of such Advance. Upon three (3) days written notice to the Arranger and the Administrative Agent, the Borrower may terminate the Commitment by prepaying all outstanding Advances and all other amounts and fees due to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents.

b) The Borrower shall be liable for all amounts payable pursuant to Section 2.16 with respect to a prepayment of an Advance on any date other than the last day of the Interest Period related to such Advance where no new Interest Period shall have been selected or deemed to have been selected pursuant to Section 2.7(ii) for such Advance.

     Section 2.10 "Fees." The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee (the "Commitment Fee") equal to three eighths of one percent (0.375%) per annum of the Average Undrawn Balance of the Commitment. The amount of the Commitment Fee shall be calculated by the Administrative Agent and, absent patent error, shall be binding on all parties. The Commitment Fee shall be due and payable (i) quarterly in arrears on the last day of each calendar quarter, and (ii) on the Maturity Date or earlier termination of the Loan. Each payment on account of the Commitment Fee for a period which is less than a full calendar quarter shall be prorated. The Borrower agrees to pay to the Administrative Agent such fees for services rendered by the Administrative Agent as shall be separately agreed upon in writing between the Borrower and the Administrative Agent.

     Section 2.11 "Payments, Etc."

a) All payments under this Agreement shall be pro rata among the Lenders in accordance with their Percentages and shall be made by the Borrower, without defense, setoff, or counterclaim, to the Administrative Agent not later than 12:00 noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office and any funds received by the Administrative Agent after such time shall, for all purposes of this Agreement, be deemed to have been paid on the next succeeding Business Day. The Administrative Agent shall thereafter cause to be distributed to the Lenders, on the Business Day when paid, in like funds their Percentage of payments so received. Notwithstanding the foregoing, any payments received by the Administrative Agent after 12:00 noon (New York time) shall be distributed to the Lenders on the following Business Day.

b) Whenever any payment to be made hereunder or under the Promissory Notes shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (unless the relevant Interest Period expires on the next preceding Business Day pursuant to Section 2.7(iii), in which case the due date shall be the next preceding Business Day) and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

c) All computations of interest on the Advances shall be made on the basis of a year of (x) in the case of Advances on which interest is computed on the basis of the LIBO Rate, 360 days, and (y) in the case of Advances on which interest is computed on the basis of the Alternate Rate, 365/366 days, in either case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     Section 2.12 "Interest Rate Not Ascertainable, Etc." If the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that on any date for determining the LIBO Rate for any Interest Period, by reason of any circumstances affecting the interbank Eurodollar market generally, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate, then, and in any such event, the
Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower of such determination. Until the Administrative Agent notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist:

                  (i) any Advance made hereunder shall bear interest at the then applicable Alternate Rate; and

                  (ii) if any Advance affected is then outstanding, each such Advance shall immediately convert into an Advance bearing interest at the then applicable Alternate Rate with an Interest Period ending on the date on which the Interest Period applicable to the Advance affected expires.

     Section 2.13 Illegality.

a) If any Lender (a "Notifying Lender") shall have determined at any time that the making or continuance of any Advance has become unlawful by compliance by such Lender in good faith with any applicable Requirement of Law adopted or becoming effective after the date hereof, then, in any such event, the Notifying Lender shall give prompt notice (by telephone confirmed in writing) to the Arranger and the Administrative Agent and the Borrower of such determination.

b) Upon the giving of the notice to the Arranger and the Administrative Agent and the Borrower referred to in subsection (a) above, (i) the Borrower's right to request and the Notifying Lender's obligation to make Advances shall be immediately suspended, and (ii) if any Advance of the Notifying Lender affected thereby is then outstanding, each such Advance shall immediately convert into an Advance bearing interest at the then applicable Alternate Rate with an Interest Period ending on the date on which the Interest Period applicable to the Advance affected expires.

     Section 2.14 Increased Costs.

a) If, by reason of (x) after the date hereof, the implementation of or any change (including, without limitation, any change by way of imposition or increase of reserve or capital adequacy requirements) in, or in the interpretation by any Governmental Authority or any other recognized authority of, any law or regulation, or (y) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law) adopted or becoming effective after the date hereof:

     (i) any Lender (or its Lending Office) shall be subject to any tax, duty, or other charge, with respect to the Advances or its obligation to make Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on the Advances or its obligation to make Advances (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

     (ii) any reserve, special deposit, or similar requirement (including, without limitation, any reserve, special deposit, or similar requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender or its Lending Office shall be imposed or deemed applicable or any other condition affecting the Advances shall be imposed on such Lender or its Lending Office or the interbank Eurodollar market;

and as a result thereof there shall be any cost to such Lender of agreeing to make or maintain the Advances, or there shall be a reduction in the amount received or receivable by such Lender or its Lending Office, then the Borrower shall from time to time, upon written notice and demand (including such Lender's reasonable details with respect to such increased cost) promptly given by the Administrative Agent, pay to the Administrative Agent for the account of such Lender, within five Business Days after the date specified in such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. In the event that a Lender becomes aware of the imposition of a cost to such Lender or a reduction in the amount to be received or receivable by such Lender or its Lending Office which is an additional cost pursuant to this
Section 2.14, such Lender shall promptly notify the Administrative Agent and the Borrower in writing of such imposition or reduction, which notice shall include such Lender's reasonable details with respect to such increased cost. With respect to costs or reductions incurred by a Lender pursuant to this Section
2.14 relating to any period in which the Commitment is in effect, the provisions of this Section 2.14 shall survive the termination of this Agreement and the payment of the Promissory Notes and all other amounts payable hereunder.

b) If the Required Lenders shall notify the Borrower in writing (with a copy to the Administrative Agent) that at any time, because of the circumstances described in clause (x) or (y) in Section 2.14(a) or any other circumstances arising after the Closing Date and relating to any period in which the Commitment is in effect affecting the interbank Eurodollar market generally, the then applicable Adjusted LIBO Rate, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to the Lenders of funding the Advances, then, subject to Section 2.14(c), thereafter:

     (i) any Advance made hereunder  shall bear interest at the Alternate  Rate;
and

     (ii) if the affected Advance is then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Lenders, convert each such Advance into an Advance bearing interest at the Alternate Rate with an Interest Period ending on the date on which the Interest Period applicable to the affected Advance expires.

c) If the Required Lenders shall notify the Borrower in writing (with a copy to the Administrative Agent) that at any time, because of the circumstances described in clause (x) or (y) in Section 2.14(a) or any other circumstances arising after the Closing Date and relating to any period in which the Commitment is in effect affecting the interbank Eurodollar market generally, then the Borrower shall be entitled to require each Lender to which such circumstances apply to assign its Credit Exposure at par to any Person selected by Borrower that is a financial institution reasonably acceptable to the Arranger and the Administrative Agent, which assignment shall be effected pursuant to Section 7.18 hereof.

     Section 2.15 "Change of Lending Office." Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to its Advances affected by the matters or circumstances described in Section 2.12,
2.13 or 2.14 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion.

     Section 2.16 "Funding Losses." The Borrower shall compensate each Lender, upon such Lender's written request to the Administrative Agent and the Administrative Agent's delivery thereof to the Borrower (which request shall set forth in reasonable detail the basis for requesting such amounts), for all losses, expenses, and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Advances to the extent not recovered by such Lender in connection with the re-employment of such funds but excluding loss of anticipated profits), which such Lender may sustain: (i) if for any reason (other than a default by such Lender) an Advance does not occur on the date specified therefor in a Notice of Borrowing (whether or not withdrawn); (ii) if any repayment of any Advance occurs on a date which is not the Maturity Date or the last day of an Interest Period applicable to such Advance (subject to Section 2.9(b)); (iii) if, for any reason, the Borrower defaults in its obligation to repay any Advances when required by the terms of this Agreement; or (iv) the occurrence of any of the events described in Sections 2.12, 2.13 or 2.15. With respect to losses, expenses and liabilities which a Lender may sustain as described in this Section
2.16 relating to any period in which the Commitment is in effect, the provisions of this Section 2.16 shall survive the termination of this Agreement and the payment of the Promissory Notes and all other amounts payable hereunder.

     Section 2.17 Taxes

a) All payments made by the Borrower under this Agreement and the Promissory Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding in the case of each Lender, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on such Lender as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and such Lender (excluding a connection arising solely from such Lender having executed, delivered, or performed its obligations or received a payment under, or enforced, this Agreement or the Promissory Notes) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to any Lender hereunder or under the Promissory Notes, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the appropriate Promissory Note. Whenever any Taxes are payable by the Borrower pursuant to applicable law, as promptly as possible thereafter the Borrower shall send to the Administrative Agent a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence (other than any such failure due to failure of any Lender to furnish the documents required to be furnished by such Lender pursuant to Section 2.17(b)), the Borrower shall indemnify, defend and hold harmless the Administrative Agent and each Lender for any incremental taxes, interest, or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. With respect to any obligations of the Borrower pursuant to this Section 2.17 relating to any period in which the Commitment is in effect, the agreements in this Section 2.17, as they apply to any Advance, shall survive the termination of this Agreement and the payment of the Promissory Notes and all other amounts payable hereunder.

b) The Administrative Agent and each Lender shall furnish Borrower and the Administrative Agent, at least thirty (30) days prior to the date on which the first payment to each Lender (including each Purchasing Lender) is due, and annually thereafter during the term of the Loan, with United States Internal Revenue Service Form 1001, 4224, W-8 or W-9 (or any other successor form) or any other document evidencing such Lender's exemption from withholding of Taxes from any amounts payable to such Lender hereunder under as of the Closing Date. If any Taxes are required to be withheld from any amounts payable to any Lender hereunder or under the Promissory Notes, then the Borrower shall be entitled to require such Lender to assign its Credit Exposure at par to any Person selected by Borrower that is an Eligible Assignee reasonably acceptable to the Arranger and the Administrative Agent, which assignment shall be effected pursuant to
Section 7.18 hereof.

                     ARTICLE III. CONDITIONS TO BORROWINGS

         The obligation of the Lenders to make an Advance to the Borrower is subject to the satisfaction of the following conditions:

     Section 3.1 "Conditions Precedent to Closing." On or prior to the Effective Date, all obligations of the Borrower hereunder to the Administrative Agent, the Arranger and the Lenders incurred prior to the Effective Date and any amounts payable to the Administrative Agent, the Arranger or the Lenders on the Effective Date (other than legal fees payable pursuant to the last paragraph of subsection 3.1(a)), shall have been paid in full. In addition, the following conditions shall be satisfied:

a) Receipt of Documents. The Administrative Agent and the Arranger shall have received the following, each dated as of or prior to the Effective Date, in form and substance satisfactory to the Arranger and the Administrative Agent:

     (i) an officer's certificate, dated the Effective Date, signed by any Co-Chairman, the President, any Senior Vice President, any Vice President or the Controller of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, in the form of Exhibit L with appropriate insertions, together with copies of the Articles of Incorporation of Borrower certified, as of a recent date, by the Secretary of State of the State of the Borrower's incorporation and the By-Laws of Borrower and the resolutions of the Borrower referred to in such certificate; and certified copies of all other documents, if any, evidencing corporate action or governmental authorization or approval with respect to this Agreement, the Promissory Notes, the Advances and the Loan Documents;

     (ii) duly executed and completed Promissory Notes payable to the order of each Lender;

     (iii) a duly executed and delivered Affirmation of Environmental Indemnity;

     (iv) opinions of counsel to the Borrower addressed to the Administrative Agent and the Lenders as to the matters set forth in Exhibits M and N; provided that local counsel opinions shall be limited to the modifications of Mortgages except for states where New Mortgaged Properties are located;

     (v) financial statements in the forms prescribed by Sections 5.2(a) to (d) for fiscal year 1997, the fiscal quarter ending September 30, 1998 and the most recent Accounting Period; provided that prior to March 31, 1999, Borrower will deliver audited financial statements for the year ended December 31, 1998;

     (vi) copies of all financial statements, reports, and proxy statements mailed to the Borrower's shareholders within the last year, and copies of all registration statements, periodic reports, and other documents filed by the Borrower with the Securities and Exchange Commission (or any successor thereto) and any national securities exchange within the last year;

     (vii) such consents or acknowledgements, with respect to such of the transactions hereunder, from such Persons as the Arranger or its counsel may reasonably determine to be necessary or appropriate;

     (viii) (A) a good standing certificate from the State of Maryland in respect of the Borrower as of a recent date; and (B) a certificate of the Secretary of State of each state in which the Borrower owns a Mortgaged Property or is required to qualify to do business, as to due qualification to do business as a foreign entity and good standing of Borrower as of a recent date; and

     (ix) duly executed, delivered and acknowledged modifications of the Mortgages, in recordable form, sufficient to protect the Liens of Arranger in such Mortgaged Properties;

     (x) title policy endorsements which have the effect of redating the title policies insuring the Liens of the Mortgages with no additional exceptions; and

     (xi) duly executed and delivered Subsidiary Guaranties.

Execution and delivery of this Agreement by Borrower shall constitute Borrower's agreement and covenant to pay to the Administrative Agent and the Arranger, promptly upon demand (together with a reasonably detailed invoice(s) in respect thereof), all reasonable fees and disbursements of counsel to the Administrative Agent, the Arranger and the Lenders incurred prior to or on the Effective Date.

b) Receipt of More Documents. The Arranger and the Administrative Agent shall have received the following, each dated as of or prior to the Effective Date, in form and substance satisfactory to the Lenders:

     (i) originals of an estoppel letter executed by HPT; and

     (ii) appraisals on the forty five (45) of the Mortgaged Properties designated by the Arranger.

(c) Sale-Leaseback. Borrower shall have evidenced to the satisfaction of Arranger that the Merrill Lynch Facility has been repaid through the execution of the Sale-Leaseback Facility.

     Section 3.2 "Conditions Precedent to Each Advance." At the time of the making by the Lenders of each Advance (before as well as after giving effect to such Advance and to the proposed use of the proceeds thereof):

a) The Arranger and the Administrative Agent shall have received a timely Notice of Borrowing from the Borrower in accordance with Article II;

b) No Default or Event of Default shall have occurred and be continuing;

c) Such Advance shall not cause the aggregate principal amount of all outstanding Advances to exceed the lesser of (i) the Commitment, and (ii) the then Maximum Availability Amount;

d) Subject to the provisions of Section 5.5 hereof, all representations and warranties contained herein and incorporated herein by reference (other than representations and warranties which are expressly provided as being made only as of the Effective Date) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Advance and the Borrower shall be in compliance in all material respects with all covenants and agreements contained in Article V hereof and elsewhere in this Agreement;

e) There shall have been no Material Adverse Change and no Requirement of Law or Contractual Obligation of the Borrower or any Subsidiary could reasonably be expected to result in a Material Adverse Change;

f) No litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against the Borrower or any of the officers or directors of any Subsidiary thereof in connection with this Agreement and the other Loan Documents which would result in a Material Adverse Change;

g) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

     (i) prior to any Advance with respect to any Mortgaged Property (and, notwithstanding anything to the contrary, no portion of the Total Costs with respect to such Mortgaged Property shall be included in the computation of the Maximum Availability Amount unless the Administrative Agent shall have received): (1) such supporting documentation for Total Costs and Estimated Operating Property Value of the Mortgaged Properties as the Administrative Agent may require, (2) Borrower's certificate to the effect that it has actually incurred the Total Costs for which it is seeking reimbursement with respect to the requested Advance, that such costs have not been made the basis for any other request for an Advance under this Agreement, that no Material Adverse Change has occurred since the immediately preceding Advance, and that the requested Advance will be used for (and only for) the Permitted Purpose, (3) a notice of title continuation or an endorsement to each title policy referred to in Section 3.3(a)(iii) dated no more than seven (7) days prior to the date of any such Advance, indicating that since the date of the last preceding Advance there has been no change in the state of title not theretofore approved by the Administrative Agent, which endorsement shall have the effect of redating such title policy to a date no more than seven (7) days prior to the date of any such Advance, and increasing the coverage thereof by an amount equal to at least the amount of the Advance then being made, together with Borrower's certificate dated on the date of any such Advance to the effect that there has been no change in the state of title since the date of such title continuation or endorsement or title policy, as the case may be, and the date of such Advance; or in the case of a New Mortgaged Property, a title policy as referred to in

Section 3.3(a)(iii) dated the date of any such Advance, (4) a Project Cost Report for such Mortgaged Property, dated as of the date of the Notice of Borrowing, and (5) evidence that (A) the Borrower's sources and uses of funds are in balance with respect to Borrower's business in general, which evidence may be in the form of Exhibit U (B) the Borrower has adequate sources to make each Project under Development Construction Complete and (C) the Borrower has adequate sources to satisfy the Borrower's cash requirements;

     (ii) prior to any Advance with respect to any Acquisition Cost for any Mortgaged Property (and, notwithstanding anything to the contrary, no portion of the Total Costs with respect to such Mortgaged Property shall be included in the computation of the Maximum Availability Amount unless the Administrative Agent shall have received): (1) a Budget for such Mortgaged Property, together with a full copy of the material agreement(s) (together with all amendments thereto) pursuant to which such Mortgaged Property was acquired, certified by the Borrower as being true, complete and accurate; (2) Borrower's certification that, and evidence reasonably satisfactory to the Administrative Agent that, the zoning district in which the Mortgaged Property is located permits the development, use and operation of the Mortgaged Property as an extended stay facility, including ancillary facilities related thereto, and that all zoning, planning board and similar approvals required to be obtained under any Requirements of Law or Use Requirements for the development, use and operation of an extended stay facility, including ancillary facilities related thereto, on such Mortgaged Property have been obtained and are in full force and effect; (3) Borrower's certificate to the effect that the building permit and all other permits, authorizations and approvals required to be obtained under any Requirements of Law or Use Requirements for the construction and operation of an extended stay facility, including ancillary facilities related thereto, on such Mortgaged Property will be promptly and duly applied for, are capable of being obtained, and that Borrower will pursue the obtainment of such permits, authorizations and approvals with due diligence, and that the construction and operation of an extended stay facility, including ancillary facilities related thereto, on such Mortgaged Property shall at all times comply in all material respects with all applicable Requirements of Law and Use Requirements, and (4)
Borrower's certification, and evidence reasonably satisfactory to the Administrative Agent, that Borrower is in compliance with subsection 5.3(v) hereof; and

     (iii) prior to any Advance with respect to any Direct Cost for any Mortgaged Property (and, notwithstanding anything to the contrary, no portion of the Direct Costs with respect to such Mortgaged Property shall be included in the computation of the Maximum Availability Amount unless the Administrative Agent shall have received): (1) Borrower's certification that the building permit and all other permits, authorizations and approvals then required to be obtained under any Requirements of Law or Use Requirements for the construction and operation of an extended stay facility, including ancillary facilities related thereto, on such Mortgaged Property (i.e., only to the extent such permits, authorizations and approvals are required to have been obtained for an extended stay facility and such ancillary facilities as constructed and/or operated as of the date of such Advance) have been obtained and are in full force and effect in all material respects; (2) Borrower's certificate to the effect that final plans and specifications (the "Plans and Specifications") for the construction of an extended stay facility, including ancillary facilities related thereto, on such Mortgaged Property have been duly filed with all Governmental Authorities having jurisdiction over the construction of such facility; (3) a Final Budget for such Mortgaged Property; and (4) prior to the first Advance with respect to any Direct Cost for any particular Mortgaged Property, Borrower's certificate to the effect that agreements with the general contractor and all major trade contractors and subcontractors required for the construction of an extended stay facility, including ancillary facilities related thereto, on such Mortgaged Property have been duly executed and delivered by all parties thereto and are in full force and effect.

     (iv) prior to the first Advance with respect to the Indirect Cost for any Mortgaged Property (and, notwithstanding anything to the contrary, no portion of the Indirect Costs with respect to such Mortgaged Property shall be included in the computation of the Maximum Availability Amount unless the Administrative Agent shall have received): (1) with respect to any Mortgaged Property which is not a Stabilized Project, Borrower's certification that construction shall commence in accordance with the Plans and Specifications for such Mortgaged Property not later than ninety (90) days of the first advance for Indirect Costs for such Mortgaged Property, and (2) all other documents required under clauses
(i), (ii) and (iii) above.

h) The Borrower shall have commenced construction of each extended stay facility, including the ancillary facilities related thereto, to be constructed on a Mortgaged Property in accordance with the Plans and Specifications therefor not later than ninety (90) days from the date that Borrower receives the first Advance with respect to Indirect Costs for such Mortgaged Property; provided, however, notwithstanding the foregoing, if either (x) despite the use of commercially reasonable efforts, such construction cannot be commenced within such 90-day period as a result of conditions or circumstances outside of the Borrower's control (it being agreed that conditions or circumstances which can be cured by the payment of money on commercially reasonable terms shall not be deemed outside of the Borrower's control), or (y) commencement of construction within such 90-day period shall or is reasonably likely to result in the Direct Costs or Indirect Costs with respect to such Mortgaged Property being materially greater than the amount thereof set forth in the Budget for such Mortgaged Property, then, in either such event, Borrower shall have an additional thirty
(30) days to commence construction on such Mortgaged Property. In the event construction is not commenced with one hundred twenty (120) days after the first advance of Indirect Costs with respect to such Mortgaged Property, then no additional Advances for such Mortgaged Property shall be made until construction commences.

i) The Administrative Agent shall have received such other documents or legal opinions as the Administrative Agent or counsel to the Arranger may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; and

j) (1) The Administrative Agent shall have received payment of all costs and expenses (other than the legal fees described in the following clause (2) of this subparagraph) incurred by the Administrative Agent in connection with reviewing and evaluating the items furnished and the actions purporting to satisfy the conditions and requirements to be satisfied pursuant to this Section 3.2, and (2) receipt of a Notice of Borrowing for each Advance shall constitute Borrower's agreement and covenant to pay to the Administrative Agent, promptly upon demand (together with a reasonably detailed invoice(s) in respect thereof), all reasonable legal fees and expenses incurred in connection with preparing and/or reviewing all documents relating to, and rendering at the request of the Administrative Agent all advice respecting, such items, actions, conditions and requirements.

         Each request for an Advance by the Borrower, each selection or deemed selection by the Borrower of an additional Interest Period for any Advance pursuant to Section 2.7(ii), shall constitute a representation and warranty by the Borrower, as of the date of the Advance, the selection or deemed selection of such additional Interest Period, as the case may be, that the conditions specified in subsections (a)-(j) of this Section 3.2 have been satisfied.

         Borrower shall furnish, with respect to each request for an Advance, all documents referred to in Sections 3.2(g)(i)(3), 3.2(g)(ii)(2), 3.2(i), 3.3(a) (other than those referred to in subsections (viii) and (ix) thereof) and 3.3(b), to the extent applicable to such Advance, to the Administrative Agent and the Arranger's counsel, Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: Michael B. Levy, Esq., or at such other address or to such other counsel as Arranger may from time to time designate by notice to Borrower. Notwithstanding the foregoing: (i) the failure of any such documents to be furnished to such counsel shall not constitute a Default or Event of Default (provided, however, nothing herein shall negate or vitiate any requirement hereunder to cause the Administrative Agent to receive any such documents), and (ii) copies of all of the foregoing documents delivered to such counsel shall also be given to the Administrative Agent as provided herein.

     Section 3.3 "Additional Conditions Precedent to an Advance in Respect of New Mortgaged Property." Notwithstanding anything to the contrary, no portion of the Total Costs with respect to a New Mortgaged Property shall be included in the computation of the Maximum Availability Amount unless the following conditions are satisfied to the Administrative Agent's satisfaction (after consultation with Arranger's counsel) with respect to each such New Mortgaged
Property:

a) Receipt of Documents. The Administrative Agent shall have received the following in form and substance satisfactory to the Administrative Agent:

     (i) a Mortgage for the New Mortgaged Property duly authorized, executed, acknowledged and delivered in recordable form and evidence of the recording of such instrument as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect and protect the Liens or rights purported to be created thereby;

     (ii) Financing Statements for the New Mortgaged Property (including, without limitation, all furniture, fixtures and equipment the cost of which is or has been included in Total Costs for purposes of computing the Maximum Availability Amount), duly authorized and executed and delivered in form suitable for recording and filing in all necessary and appropriate, in Administrative Agent's determination, recorders and filing offices, with evidence of the recording and filing of each such Financing Statement in such offices;

     (iii) with respect to the New Mortgaged Property (i) a mortgagee's policy of title insurance issued by a reputable national title insurance company reasonably acceptable to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, (x) insuring the Arranger and the Lenders in an amount acceptable to the Administrative Agent with respect to the New Mortgaged Property, that each Mortgage constitutes a valid first mortgage lien on the Borrower's fee interest in the New Mortgaged Property, (y) providing full coverage against all mechanics' and materialmen's liens, and (z) containing the endorsements described on Schedule 1 attached hereto and such other endorsements and affirmative coverage as reasonably required by the Administrative Agent to the extent available under applicable law and with such reinsurance (with direct access provisions) as the Administrative Agent may reasonably request; and the Administrative Agent shall also have received evidence that the premiums in respect of such title insurance policies have been paid; (ii) a survey by a licensed surveyor reasonably satisfactory to the Arranger and the Administrative Agent and such title insurance company, containing the certification set forth on Schedule 2 attached hereto and certified to the Arranger, the Lenders, the Borrower, and the title insurance company, showing no state of facts reasonably unacceptable to the Administrative Agent; and (iii) a copy of all recorded documents referred to, or listed as exceptions to title in, the title policies referred to in this Section 3.3(a)(iii), including copies of appurtenant easements affecting or benefitting the New Mortgaged Property;

     (iv) (A) studies, in each case reasonably satisfactory to the Administrative Agent (and conducted by an experienced and reputable engineering firm as demonstrated to the Administrative Agent by evidence reasonably satisfactory to the Administrative Agent) confirming that there are no Hazardous Materials on or under the New Mortgaged Property, except as set forth in such Studies and acceptable to the Administrative Agent in its sole discretion; and
(B) an appraisal for the New Mortgaged Property satisfactory to each Lender in its sole discretion;

     (v) UCC lien searches with respect to the Borrower in the county and state where the New Mortgaged Property is located and in the state of organization of Borrower, whether filed against the New Mortgaged Property or otherwise;

     (vi) copies of each policy of insurance required hereunder and under the other Loan Documents, and, with respect to policies of insurance covering the New Mortgaged Property, to the extent such New Mortgaged Property is not insured under existing policies of insurance required hereunder and under the other Loan Documents, certificates or binders naming the Arranger and each Lender as an additional insured thereunder, accompanied by a certification of Borrower stating that all insurance required hereunder and under the other Loan Documents has been obtained, such insurance satisfies the requirements hereof and thereof, and is in full force and effect and that all current due premiums therefor have been paid in full;

     (vii) an opinion of counsel to the Borrower addressed to the Arranger and the Lenders as to the matters set forth in Exhibit M and N and in form reasonably acceptable to the Administrative Agent;

     (viii) copies of Market Studies acceptable to the Administrative Agent in its reasonable discretion with respect to the New Mortgaged Property;

     (ix) a Proforma Operating Statement acceptable in form and substance to the Administrative Agent in its sole discretion for each New Mortgaged Property, dated as of a recent date;

     (x) certificates of occupancy for the New Mortgaged Property and such other evidence satisfactory to the Administrative Agent that the New Mortgaged Property is Construction Complete;

     (xi) evidence that the New Mortgaged Property is a Stabilized Project;

     (xii)  such  consents  or   acknowledgements   from  such  Persons  as  the
Administrative Agent or the Arranger's counsel may reasonably determine to be necessary;

     (xiii) such other documents, instruments and material as the Administrative Agent or the Lenders may deem reasonably necessary or appropriate, as a condition to the granting of the Borrower's request to add New Mortgaged Properties to the Collateral, including information addressing environmental, market and market concentration concerns; and

     (xiv) (1) the Administrative Agent shall have received payment of all costs and expenses (other than the legal fees described in the following clause (2) of this subparagraph) incurred by the Arranger and the Administrative Agent in connection with reviewing and evaluating the items furnished and the actions purporting to satisfy the conditions and requirements to be satisfied pursuant to this Section 3.3, and (2) receipt of any of the documents or instruments described in this Section 3.3 shall constitute Borrower's agreement and covenant to pay to the Administrative Agent, promptly upon demand (together with a reasonably detailed invoice(s) in respect thereof), all reasonable legal fees and expenses incurred in connection with preparing and/or reviewing all documents relating to, and rendering at the request of the Arranger and the Administrative Agent all advice respecting, such items, actions, conditions and requirements.

b) Subsidiary-Owned New Mortgaged Properties. With respect to each Mortgaged Property any portion of or interest in which is owned by any Subsidiary Mortgagor, the Administrative Agent shall have received the following in form and substance satisfactory to the Administrative Agent: (x) a guaranty of the Indebtedness hereunder in the form of Exhibit O attached hereto from such Subsidiary Mortgagor (the "Subsidiary Mortgagor Guaranty"), (y) all of the documents and instruments described in Section 3.3(a) hereof, and (z) the documents and instruments described in Section 3.1(a)(i) with respect to the authority, execution and delivery of documents and instruments by, and the performance of the obligations thereunder by, such Subsidiary Mortgagor, and the documents and instruments described in Section 3.1(a)(viii). For purposes of this Section 3.3(b) (and for no other purpose), all references to "Borrower" in Sections 3.1(a)(i), 3.1(a)(ix) and 3.3(a) (and in the definitions and other provisions referred to in such Sections) shall be deemed to include such Subsidiary Mortgagor.

(c) Lender Approval. The Administrative Agent shall forward to each of the Lenders, with respect to each New Mortgaged Property, copies of each document, instrument and other material described in Sections 3.2(g) and 3.2(i). All of Lenders shall have given their approval to the New Mortgaged Property, which approval may be withheld for any reason or no reason at all. No New Mortgaged Property or portion thereof which is not owned in fee simple by Borrower or a Subsidiary Mortgagor shall be deemed to be a Mortgaged Property or a portion thereof for the purposes of computing Maximum Availability Amount, without the unanimous consent of Lenders, which consent shall not be unreasonably withheld.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants the following as of the date hereof and, except with respect to the representations and warranties expressly provided herein as being made only as of the Effective Date, further represents and warrants on the date of each Advance:

     Section 4.1 "Corporate Existence." Borrower is duly organized and validly existing under the laws of the jurisdiction of its incorporation. In addition, Borrower is in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where it owns property or where the conduct of its business or the ownership of its property or assets (including, without limitation, the Mortgaged Properties) requires such qualification (unless the failure to be so qualified or in good standing would not constitute a Material Adverse Change), and has all corporate powers and all governmental licenses, authorizations, consents, and approvals required to carry on its business as is now or is proposed to be conducted (unless the failure to have same would not constitute a Material Adverse Change).

     Section 4.2 "Authorization of Agreement." The execution, delivery, and performance by Borrower of this Agreement and of the Loan Documents (i) are within the Borrower's powers, and (ii) have been duly authorized by all necessary action.

     Section 4.3 "Governmental Approvals." No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority is required in connection with the execution, delivery, and performance by Borrower of this Agreement or the other Loan Documents (unless the failure to have obtained or made same would not constitute a Material Adverse Change).

     Section 4.4 "Binding Effect." This Agreement and the other Loan Documents have each been duly executed by Borrower and each constitutes a legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors, rights generally, and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

     Section 4.5 "Financial Information and No Material Adverse Change."

a) Each of the financial statements delivered pursuant to Sections 3.1(a)(vi) and 3.1(a)(vii) were prepared in accordance with GAAP and fairly present the financial condition and results of operation of the Persons and/or properties covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to normally recurring year-end adjustments. As of the date hereof Borrower does not have any material liability, absolute or contingent, not reflected in such financial statements, the notes thereto or Schedule 3 hereof.

b) Since December 31, 1997, there has been no Material Adverse Change, except as otherwise disclosed in writing to the Arranger in the press releases dated February 4, 1999 and March 15, 1999 and the reports on Forms 10-Q and 8-K filed by the Borrower with the Securities and Exchange Commission.

     Section 4.6 "Litigation." There is no action, suit, or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Borrower, threatened against Borrower, or any property of the Borrower before any court or arbitrator or any governmental or administrative body, agency, or official (i) which challenges the validity of this Agreement or any of the other Loan Documents or (ii) which, as reasonably likely to be determined, and taking into account any insurance with respect thereto, would constitute a Material Adverse Change.

     Section 4.7 "Compliance with Law." The Borrower is in compliance with all Requirements of Law, the Borrower's Certificate of Incorporation and By-Laws and all Contractual Obligations binding on or affecting it or any of its properties (other than where the failure to so comply would not constitute a Material Adverse Change). The execution and delivery by Borrower of this Agreement, the Promissory Notes and the Loan Documents do not, and the performance by Borrower of this Agreement, the Promissory Notes and each of the Loan Documents will not,
(a) violate any Requirement of Law, (b) violate or contravene any provision of the Borrower's Certificate of Incorporation and By-Laws, or any law, rule, regulation, order, writ, judgment, decree, determination or award applicable to the Borrower, (c) violate, contravene or result in a breach of or constitute a default under any Contractual Obligation, or (d) result in, or require the creation or imposition of, any Lien upon or with respect to any of its property or assets (including, without limitation, the Mortgaged Properties) other than the Liens created by the Loan Documents (other than, in any such case, where such violation, contravention, default or result would not constitute a Material Adverse Change).

     Section 4.8 "Labor Matters."

a) There are no strikes, work stoppages, slowdowns or lockouts pending, or reasonably likely to occur in the immediate future, against or involving the Borrower or any of its Subsidiaries, other than those which in the aggregate would not constitute or result in a Material Adverse Change.

b) There are no arbitrations or grievances pending against or involving the Borrower or any of its Subsidiaries, nor, to the best knowledge of Borrower, are there any arbitrations or grievances threatened involving the Borrower or any of its Subsidiaries, other than those which in the aggregate would not constitute or result in a Material Adverse Change.

c) Neither the Borrower nor any of its Subsidiaries are parties to, or have any obligations under, any collective bargaining agreement, other than collective bargaining agreement(s) copies of which (certified by the Borrower as being true, correct and complete) have been furnished to the Administrative Agent.

d) There are no representation proceedings pending, or, to the best knowledge of the Borrower, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Borrower or any of its Subsidiaries have made a pending demand for recognition, other than those which in the aggregate would not constitute or result in a Material Adverse Change.

e) There are no unfair labor practice charges, grievances or complaints pending or in process or, to the best knowledge of Borrower, threatened by or on behalf of any employee or group of employees of the Borrower or any of its Subsidiaries other than those which in the aggregate would not constitute or result in a Material Adverse Change.

f) There are no complaints or charges against the Borrower or any of its Subsidiaries pending or, to the best knowledge of Borrower, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment by the Borrower or any of its Subsidiaries of any individual, other than those which in the aggregate would not constitute or result in a Material Adverse Change.

g) The Borrower and each of its Subsidiaries is in compliance with all laws, and all orders of any court, governmental agency or arbitrator, relating to the employment of labor, including all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, and the payment of withholding and/or social security and similar taxes, other than such non-compliances as in the aggregate would not constitute or result in a Material Adverse Change.

     Section 4.9 "ERISA." As of the date of this Agreement and throughout the term of this Agreement, (i) the Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (ii) the assets of the Borrower do not and will not constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. ss. 2510.3-101 and (iii) the Borrower is not and will not be a "government plan" within the meaning of Section 3(32) of ERISA.

     Section 4.10 "No Default." The Borrower is not in default under, or with respect to, any of its Contractual Obligations in any respect which could reasonably be expected to result in a Material Adverse Change and no Default or Event of Default has occurred and is continuing.

     Section  4.11  "Improvements."  Subject to the  provisions  of Section  5.5 hereof:

a) Except for portions of any Mortgaged Property under construction or which are to be demolished in the course of construction, all of the improvements located on the Mortgaged Properties and the use of such improvements are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations, and ordinances or in connection with the use, occupancy, and operation thereof.

b) No material portion of any of the Mortgaged Properties, nor any improvements located on such Mortgaged Properties that are material to the operation, use, or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood, or other casualty, except to the extent that the same have been or will with due diligence and in compliance with this Agreement and all of the other Loan Documents be restored to their condition prior thereto.

c) No written notices of violation of any federal, state, or local law or ordinance or order or requirement have been received with respect to any Mortgaged Properties.

     Section 4.12 "Intellectual Property." Borrower owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how, and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Change. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim (other than claims which would not constitute a Material Adverse Change). The use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Change.

     Section 4.13 "Taxes." Borrower has filed or caused to be filed all tax returns that, to the knowledge of Borrower, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees, or other charges now due and payable imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been provided on the books of Borrower). No tax Lien has been filed which could constitute a Lien senior in priority to the Lien of any of the Mortgages or Financing Statements and which has not been (or will not be) removed or discharged of record within ten (10) days after Borrower's notice of such Lien (or the taxes to which such Lien relates are being contested in good faith by appropriate proceedings which have the effect of staying enforcement or execution of such Lien and with respect to which adequate reserves in conformity with GAAP have been provided on the books of Borrower).

     Section 4.14 "Investment Company Act; Other Regulations." Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

     Section 4.15 "Security Capital." Security Capital Group Incorporated directly or, through a wholly-owned Subsidiary, indirectly owns no less than (a) fifty one percent (51%) of the voting stock in Borrower before dilution due to the conversion of the mortgages in favor of Archstone Communities Trust shown on
Schedule 3 and (b) forty six percent (46%) after such dilution.

     Section 4.16 "Insurance." Subject to the provisions of Section 5.5 hereof, the Borrower keeps the Mortgaged Properties insured in the manner and in the amounts set forth in subsection 5.1(k) hereof.

     Section 4.17 "Properties." Subject to the provisions of Section 5.5 hereof:

a) Borrower and each Subsidiary Mortgagor, as the case may be, has good and marketable title to all of the Mortgaged Properties, subject to no mortgage, security interest, pledge, lien, charge, encumbrance or title retention or other security agreement or arrangement of any nature whatsoever, except Permitted Encumbrances. Borrower shall, and shall cause each Subsidiary Mortgagor to, forever warrant and defend the title of their respective Mortgaged Properties against the lawful claims and demands of all persons whomsoever subject to the Permitted Encumbrances.

b) There are no pending or, to the best knowledge of Borrower, threatened proceedings or actions to revoke, attack, invalidate, rescind, or modify in any material respect (i) the zoning of any Mortgaged Property or any part thereof, or (ii) any building or other permits heretofore issued with respect to any Mortgaged Property or any part thereof, or asserting that any such zoning or permits do not permit the operation of any Mortgaged Property or any part thereof or that any improvements located on such Mortgaged Property cannot be operated in accordance with its intended use or is in violation of applicable Use Requirements.

c) The Mortgage covering each such Mortgaged Property creates a valid and enforceable first Lien, on such property described therein, as security for the repayment of the Indebtedness incurred by the Borrower hereunder and under the other Loan Documents, subject only to the Permitted Encumbrances applicable to such property.

d) The Collateral is now, and so long as the Commitment remains in effect or any monetary obligation to the Administrative Agent or the Lenders hereunder or under the Promissory Notes or the other Loan Documents shall remain unpaid, will be owned solely by the Borrower or a Subsidiary Mortgagor, as the case may be, and said Collateral, including the proceeds resulting from the sale or other disposition (other than as permitted by Section 5.3(k)) thereof, is and will remain free and clear of any Liens except the Liens granted pursuant to the Loan Documents to the Arranger, which Liens shall, at all times, be first and prior on the Collateral and all proceeds resulting from the sale or other disposition thereof, and no further action need be taken to perfect said Liens.

e) Except for portions of any Mortgaged Property which are to be demolished in the course of construction of an extended stay facility, neither the existence of any improvements upon a Mortgaged Property nor the intended use or condition of any Mortgaged Property violates in any material respect any Use Requirements. With respect to each Mortgaged Property, neither the zoning nor any other right to carry on the use of such Mortgaged Property as an extended stay facility, including ancillary facilities related thereto, is to any extent dependent upon or related to any other real estate. Each Mortgaged Property may be operated as an extended stay facility with ancillary facilities related thereto and the Borrower has received no written notices from any Governmental Authorities alleging any violation by any Mortgaged Property of any Requirement of Law, including but not limited to applicable Use Requirements.

f) Except as set forth in Schedule 4 hereto, there are no pending or, to the knowledge of the Borrower, threatened proceedings relating to any (i) taking by eminent domain or other condemnation of any portion of any Mortgaged Property,
(ii) condemnation or relocation of any roadways abutting any Mortgaged Property and (iii) denial of access to any Mortgaged Property from any point of access to such Mortgaged Property, in any such case not accounted for in the Plans and Specifications.

g) Each Mortgaged Property has adequate and permanent legal access to water, gas, and electrical supply, storm, and sanitary sewerage facilities, other required public utilities (with respect to each of the aforementioned items by means of either a direct connection to the source of such utilities or through easements or connections available on publicly dedicated roadways directly abutting such Mortgaged Property), parking, and means of access between such Mortgaged Property and public highways over recognized curb cuts, and all of the foregoing comply with all applicable Use Requirements.

h) Each Mortgaged Property constitutes a legally subdivided lot under all applicable Use Requirements (or, if not subdivided, no subdivision or platting of such Mortgaged Property is required under applicable Requirements of Law), and for all material purposes each Mortgaged Property may be mortgaged, conveyed, and otherwise dealt with as an independent parcel.

     Section 4.18 "Full and Accurate Disclosure." No statement of fact made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents (other than any Loan Documents to which neither the Borrower nor any Affiliate is a party), or any certificate or financial statement furnished by the Borrower to the Administrative Agent, the Arranger or any Lender when made or deemed made or the date as of which such certificate or statement speaks or is deemed to speak, as the case may be, contains any untrue statement of a material fact or, to the best of Borrower's knowledge, omits to state any material fact necessary to make statements contained herein or therein not misleading.

     Section 4.19 "Solvency." Within the meaning of Section 548 of the Bankruptcy Code, the Uniform Fraudulent Transfer Act and the Uniform Fraudulent Conveyance Act as in effect in any relevant jurisdiction, and any similar laws or statutes, and after giving effect to the transactions contemplated hereby: the fair saleable value of the Borrower's assets exceeds and will, immediately following the making of the Advances, exceed the Borrower's total liabilities including, without limitation, subordinated, unliquidated, disputed, and contingent liabilities; the fair saleable value of the Borrower's assets is and will, immediately following the making of each Advance, be greater than the Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured; the Borrower's assets do not and, immediately following the making of the Advances will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted; and the Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including without limitation contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower and the amounts to be payable on or in respect of obligations of the Borrower).

     Section 4.20 "Not Foreign Person." The Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

     Section 4.21 "Assessments." Subject to the provisions of Section 5.5 hereof, except as set forth in the Budget with respect to the applicable Mortgaged Property, there are no pending or, to the Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting any Mortgaged Property, nor, to the Borrower's knowledge, are there any contemplated improvements to any Mortgaged Property that may result in such special or other assessments.

     Section 4.22 "Flood Zone." Except as disclosed by a survey delivered pursuant to Section 3.3(a)(iii), no Mortgaged Property is located in a flood hazard area as defined by the Federal Emergency Management Agency.

     Section 4.23 "Physical Condition." Subject to the provisions of Section 5.5 hereof, except for portions of any Mortgaged Property which are to be demolished in the course of construction of an extended stay facility and related ancillary facilities thereon, each Mortgaged Property is free of material structural defects and all building systems contained therein are in good working order subject to ordinary wear and tear.

     Section 4.24 "Operation of Premises."  Subject to the provisions of Section
5.5 hereof, except for portions of any Mortgaged Property which are to be demolished in the course of construction of an extended stay facility and related ancillary facilities thereon, each Mortgaged Property is being operated and maintained in accordance with the Borrower's usual and customary business practices.

     Section 4.25 "Margin Regulations." The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock or margin securities (within the meaning of Regulations T, U and X issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used, directly or indirectly, to purchase or carry any margin stock or margin securities or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin securities. None of the transactions contemplated by this Agreement will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended.

     Section 4.26  "Hazardous  Materials."  Subject to the provisions of Section
5.5 hereof, except as disclosed in the Studies, to the best of the Borrower's knowledge, no Hazardous Materials are located on or about the Mortgaged Properties, and the Mortgaged Properties do not contain any underground tanks for the storage or disposal of Hazardous Materials. Further, subject to the provisions of Section 5.5 hereof, except as disclosed in the Studies, (i) the Borrower has not, and to the knowledge of the Borrower no other party has, (A) stored or treated Hazardous Materials on the Mortgaged Properties, (B) disposed of Hazardous Materials or incorporated Hazardous Materials on the Mortgaged Properties, and (C) permitted any underground storage tanks to exist on the Mortgaged Properties, (ii) no complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions, or Hazardous Materials, if any, or any other environmental, health, or safety matters affecting the Mortgaged Properties or any portion thereof, from any person, government or entity, has been issued to the Borrower which has not been remedied or cured, and (iii) the Borrower has complied with all Requirements of Law affecting the Mortgaged Properties.

     Section 4.27 "Representations and Warranties in the Loan Documents." Subject to the provisions of Section 5.5 hereof, the representations and warranties in each of the Loan Documents (except with respect to the representations and warranties expressly provided as being made only as of the Effective Date) are true, complete and correct in all material respects, and the Borrower hereby confirms each such representation and warranty as being true, complete and correct in all material respects as of the relevant dates with the same effect as if set forth in its entirety herein.

     Section 4.28 "Loan Documents." The provisions of the Loan Documents are each effective to create, in favor of the Arranger, a legal, valid and enforceable Lien on or security interest in all of the collateral described therein, and when the appropriate recordings and filings have been effected in the appropriate public offices (or, in the case of collateral represented by certificates, when such certificates have been pledged to and received by the Arranger or the Administrative Agent), the Loan Documents will constitute a perfected first Lien on and security interest in all right, title, estate and interest of the Borrower or a Subsidiary Mortgagor, as the case may be, in the collateral described therein, prior and superior to all other Liens except for Permitted Encumbrances and as otherwise permitted under this Agreement.

     Section 4.29 "Balloon Payments." Except as reflected on Schedule 3 hereof, as of the Effective Date, there are no balloon payments, scheduled balloon amortizing payments or scheduled amortizing payments required to be paid at any time in respect of any Indebtedness (other than Permissible Assumed Indebtedness) of the Borrower or its Subsidiaries.

     Section 4.30 "Subsidiaries."

(a) Each Subsidiary Mortgagor is a Subsidiary of Borrower.

(b) Each Subsidiary of Borrower has guaranteed the Indebtedness hereunder pursuant to a guaranty in the form of Exhibit P attached hereto, except for (i) any Non-Guarantor Subsidiary which has no other Indebtedness other than non-recourse debt to third parties and inter-company Indebtedness to the Borrower and (ii) the bankruptcy remote Subsidiary which was formed for the purpose of entering into the Sale Leaseback Facility. A "Non-Guarantor
Subsidiary"  shall mean a Subsidiary  of Borrower  that all of the Lenders agree
(i) is prohibited from providing a guaranty or (ii) would not be an appropriate Person, for reasons acceptable to Lenders, to provide a guaranty of the Indebtedness hereunder.

     Section 4.31 "Nature of Business." Neither the Borrower nor any Subsidiary of Borrower is engaged in any business other than the ownership, construction, development, operation and management of extended stay hotel facilities (other than businesses and investments incidental to the development, operation and management of extended stay hotel facilities), the management for a fee of other lodging facilities or the licensing of the operation of extended stay facilities under the "Homestead" name, which licensing business does not have start-up costs in excess of one million dollars ($1,000,000).

                              ARTICLE V. COVENANTS

     Section 5.1 "Certain Affirmative Covenants." So long as the Commitment remains in effect or any amounts due to the Lenders hereunder or under the Promissory Notes or the other Loan Documents shall remain unpaid, the Borrower will, and, to the extent any of the following relates to a Mortgaged Property any portion of or interest in which is owned by any Subsidiary Mortgagor, the Borrower will cause each such Subsidiary Mortgagor, with respect to such Mortgaged Property, to (unless expressly waived by the Arranger or the Lenders as provided herein):

a) Payment. Duly and punctually pay or reimburse when due or, if there is no specified due date, when demanded, the principal and interest on the Promissory Notes and all other amounts due under this Agreement and the other Loan Documents.

b) Existence, Etc. (i) Preserve and maintain its existence in Maryland, and (ii) preserve and maintain its rights and franchises in each state in which there exists a Mortgaged Property (unless the failure to so preserve and maintain its rights and franchises would not constitute a Material Adverse Change).

c) Compliance With Laws, Etc. Subject to the provisions of Section 5.5 hereof, comply with all applicable Requirements of Law, Use Requirements and all agreements and grants of easements or rights-of-way, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, management or parking agreements, party wall agreements or other instruments affecting the Mortgaged Properties.

d) Payment of Taxes and Claims, Etc. Pay (i) all taxes, assessments and governmental charges imposed upon it or upon its property (other than the Mortgaged Property), unless the failure to so pay would not constitute or result in a Material Adverse Change, (ii) subject to the provisions of Section 5.5 hereof and subparagraph (iii) of this Section, all taxes, assessments and governmental charges imposed upon the Mortgaged Properties, and all claims (including, without limitation, claims for labor, materials, supplies, or services) which might, if unpaid, become a Lien upon the Mortgaged Properties or any of them unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower has maintained adequate reserves with respect thereto, and (iii) all taxes, assessments and governmental charges imposed upon the Mortgaged Properties which would, if unpaid, become a Lien senior in priority to the Lien of any of the Mortgages within ten (10) days after Borrower's notice of such Lien (unless the taxes, assessments or governmental charges to which such Lien relates are being contested in good faith by appropriate proceedings which have the effect of staying enforcement or execution of such Lien and with respect to which adequate reserves in conformity with GAAP have been provided on the books of Borrower).


e) Keeping of Books. Keep accurate records and books of account in which full, accurate and correct entries shall be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP. Upon reasonable prior notice and during normal business hours, the Borrower shall permit representatives of any Lender to visit its offices and inspect, examine and make abstracts from any of its books and records, and to discuss the business, operations, and financial and other condition of the Borrower with officers and employees of the Borrower and with its independent certified public accountants, if any, in the presence of a representative of the Borrower.

f) Visitation, Inspection, Etc. Permit any representative of the Arranger or the Lenders to visit and inspect any of the Mortgaged Properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances, and accounts with its officers, accountants, and agents, all upon reasonable notice from the Arranger during normal business hours.

g) Maintenance of Property. Keep all Mortgaged Properties in good working order and condition and operate Mortgaged Properties in a manner consistent with the operation thereof as an extended stay facility, including ancillary facilities related thereto, and otherwise consistent with prudent business practices.

h) Management of Properties. Subject to the provisions of Section 5.5 hereof, Borrower or a Subsidiary of Borrower shall directly operate and manage the business of the Borrower at each of the Mortgaged Properties; provided, however, that with the prior written consent of all of the Lenders, which consent shall not be unreasonably withheld, the Borrower may hire another Person to operate and manage any Mortgaged Property.

i) Hazardous Materials Removal. Subject to the provisions of Section 5.5 hereof, abate and/or remove any Hazardous Materials present in, on or under any of the Mortgaged Properties in violation of any applicable Requirement of Law.

j) Covenants in the Loan Documents. Subject to the provisions of Section 5.5 hereof, perform all covenants (affirmative and negative) contained in each of the Loan Documents with the same effect as if set forth in their entirety herein.

k) Insurance. Subject to the provisions of Section 5.5 hereof, maintain upon or in connection with each of the Mortgaged Properties:

(i) Property and casualty insurance coverage evidenced by original or certified copies of insurance policies or binders for such insurance, together with evidence that the premiums for such policies have been paid current. Such insurance policies shall insure each of the Mortgaged Properties for one hundred percent (100%) of their full replacement cost (exclusive of footings and foundations) in so-called "all risk" form and with coverage for floods, earthquakes (except as provided in subsection (ii) below) and such other hazards (including "collapse" and "explosion") as the Lenders may require for each of the Mortgaged Properties and as are consistent with reasonable and customary requirements in the industry. Such insurance policies shall contain replacement cost and agreed amount endorsements (with no reduction for depreciation), an endorsement providing Building Ordinance Coverage and an endorsement covering the costs of demolition and increased costs of construction due to the enforcement of building codes or ordinances. To the extent there exists a boiler on the premises of any of the Mortgaged Properties, Borrower shall also furnish insurance providing boiler and machinery comprehensive coverage for all mechanical and electrical equipment at each of such Mortgaged Properties insuring against breakdown or explosion of such equipment on a replacement cost value basis. Borrower shall also furnish business interruption or loss of rental income insurance in connection with all policies covering property and boiler and machinery insurance for a period of not less than one (1) year endorsed, other than with respect to boiler and machinery insurance, to provide a 180 day extended period of indemnity. All insurance required under this subsection 5.1(k) shall be with companies and in amounts and with coverage and deductibles satisfactory to the Lenders. All insurance required under this subsection 5.1(k)(i) with respect to the Mortgaged Properties shall include endorsements naming the Arranger as loss payee, and shall have endorsed thereon the standard mortgagee clause in favor of the Arranger. All companies issuing policies required under subsection 5.1(k) shall have a current Best Insurance Reports rating no less favorable than "A-", and all such companies shall be licensed to do business in the states where the applicable Mortgaged Property is located. All policies required under subsection 5.1(k) shall provide that (A) the insurance evidenced thereby shall not be canceled or modified without, in the case of non-payment of premiums, at least ten (10) days' prior written notice from the insurance carrier to the Arranger and the Administrative Agent, or, in any other circumstance, at least thirty (30) days' prior written notice from the insurance carrier to the Arranger and the Administrative Agent; and (B) no act or thing done by the Borrower, or any Affiliate of any of Borrower shall invalidate the policy as against the Lenders. The Borrower shall deliver renewal certificates of all policies of insurance required under subsection 5.1(k) and requested by the Administrative Agent, together with written evidence that the premiums are paid current, at least ten (10) days prior to the expiration of the then current policy.

     (ii) earthquake insurance provided for in subsection 5.1(k)(i) only for the Mortgaged Properties and only to the extent (A) any Mortgaged Property is located in an earthquake prone area and (B) such insurance is available at commercially reasonable rates.

     (iii) Liability and worker's compensation insurance evidenced by original or certified copies of insurance policies, binders for such insurance policies, or certificates of insurance, together with evidence that the premiums for such policies have been paid current. Such insurance shall provide for (A) commercial general liability (including contractual liability) covering each of the Mortgaged Properties and the Borrower's and its Subsidiaries' operations thereon in an amount not less than $1,000,000 per occurrence and not less than $1,000,000 per occurrence in the aggregate; (B) commercial automobile liability with a limit not less than $1,000,000 combined single limit and be endorsed to cover owned, hired and non-owned automobiles; and (C) worker's compensation insurance covering all of the Borrower's and its Subsidiaries' employees and contracted parties (including their employees) situated at the Mortgaged Properties in accordance with the statutory requirements of the states where the applicable Mortgaged Property is located and including an endorsement for employer's liability coverage. The Borrower shall also furnish umbrella liability coverage in excess of the foregoing liability coverage with a limit of not less than $9,000,000. The commercial general liability and automobile policies and umbrella liability policy shall name the Lenders as additional insureds. Such policies shall also contain a so-called "products-completed operations endorsement."

     (iv) Insurance insuring against loss or damage by perils customarily included under standard "builder's risk completed value non-reporting form" and which include all insurance required to be carried by Borrower, as "owner," under the provisions of all construction contracts let by Borrower; provided that such insurance shall insure all construction on all of the Mortgaged Properties, including, without limitation, the construction of an extended stay facility and ancillary facilities related thereto on each Mortgaged Property, including all materials in storage and while in transit during construction.

     (v) flood insurance with respect to any Mortgaged Property which is at any time identified by the Secretary of Housing and Urban Development as having special flood hazards.

     (vi) On and after  April 30,  1999,  the  insurance  coverage  set forth in
Schedule 8, to the extent such coverage is inconsistent with the requirements set forth above.

l) Further Assurances. The Borrower agrees upon demand of the Arranger or the Administrative Agent (i) to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Collateral) as may be reasonably required by the Arranger or the Administrative Agent to confirm the Lien of the Loan Documents or to exercise or enforce its rights under this Agreement, the Promissory Notes or the Loan Documents and to realize thereon, and (ii) to execute and deliver to the Administrative Agent and/or the Lenders such additional documents and to provide such additional information as the Administrative Agent and/or the Lenders may reasonably require to carry out or confirm the terms of this Agreement or the other Loan Documents. This covenant shall survive the termination of this Agreement until payment in full of all amounts due hereunder or under the Promissory Notes and the Loan Documents, provided that the covenant shall be reinstated if any payment of all amounts due hereunder or under the Promissory Notes and the Loan Documents is required to be returned to the payor or any other party under any applicable bankruptcy law.

m) Final Budget; Major Trade Agreements. If the Borrower commences development on a Mortgaged Property after the Effective Date, the Final Budget for each such Mortgaged Property shall be received by the Arranger and the Administrative Agent no later than one hundred twenty (120) days after the first Advance relating to such Mortgaged Property is made, and, with respect to all Mortgaged Properties which were mortgaged to the Arranger prior to the date hereof and which are not Stabilized Projects, all agreements with the general contractor and all major trade contractors and subcontractors required for the construction of an extended stay facility on such Mortgaged Property shall be duly executed and delivered by all parties thereto no later than one hundred twenty (120) days after the first Advance relating to such Mortgaged Property shall have been made and such agreements shall remain (or substitutes therefor shall be) in full force and effect until such Mortgaged Property is Construction Complete.

n) Application of Proceeds From Equity Offerings. Except as provided in the March 15, 1999 letter between the Borrower, Arranger and Administrative Agent attached hereto as Exhibit Q, Borrower shall pay (i) to the Arranger for the benefit of the Lenders, upon receipt, all net proceeds from its equity offerings to repay on a pari passu basis the Loan and the Indebtedness under the amended and restated credit agreement dated as of this date, as amended, between Borrower, the Arranger and one or more lenders with regard to a revolving credit facility of up to an aggregate principal amount of $30,000,000 secured by mortgage liens on metropolitan downtown properties; and (ii) to the Administrative Agent all other amounts and fees due to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents.

o) Year 2000  Compliance.

     (i) Borrower has reviewed its business and operations and has developed a plan (the "Y2K Plan") to address on a timely basis the risk that computer applications used by it in performing date sensitive functions and involving dates prior to December 31, 1999 and thereafter (such risk being herein referred to as the "Y2K Problem") would reasonably be expected to have a Material Adverse Effect.

     (ii) Pursuant to the Y2K Plan, Borrower is taking and will take reasonable efforts to address the Y2K Problem on a timely basis.

     Section 5.2 "Reporting Covenants." Reporting Covenants. So long as the Commitment remains in effect or any monetary obligation to the Lenders hereunder or under the Promissory Notes or the other Loan Documents shall remain unpaid, the Borrower will furnish to the Arranger and the Administrative Agent at the Borrower's sole cost and expense (unless expressly waived by the Arranger and the Administrative Agent or the Lenders as provided herein).

a) Annual Financial Statements With Respect to the Borrower. As soon as available and in any event within ninety (90) days after the end of each fiscal year (unless the filing requirements have been extended by the Securities and Exchange Commission ("SEC"), in which case the 90-day period shall be extended until the earlier of the date of filing with the SEC or such extended date granted by the SEC), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income, retained earnings, and cash flow of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Arthur Andersen or other independent public accountants of comparable recognized national standing acceptable to the Arranger, which such report shall be unqualified as to scope of audit and shall state that such consolidated financial statements present fairly the consolidated financial condition as at the end of such fiscal year, and the consolidated results of operations and changes in cash flow for such fiscal year, of the Borrower and its Subsidiaries in accordance with GAAP, and a statement of sources and uses of funds in the form of Exhibit U, indicating to Arranger's satisfaction, that (A) the Borrower's sources and uses of funds are in balance with respect to Borrower's business in general, (B) the Borrower has adequate sources to make each Project under Development Construction Complete and (C) the Borrower has adequate sources to satisfy the Borrower's cash requirements.

b) Quarterly Financial Statements With Respect to the Borrower. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter other than the last fiscal quarter of a fiscal year (unless the filing requirements have been extended by the SEC in which case the 60-day period shall be extended until the earlier of the date of filing with the SEC or such extended date granted by the SEC), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such fiscal quarter and/or for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all in reasonable detail and certified by the Controller or chief financial officer of the Borrower that they are complete and correct and that they fairly present the consolidated financial condition as at the end of such fiscal quarter, the consolidated results of operations and changes in cash flow for such fiscal quarter and/or such portion of the Borrower's fiscal year, of the Borrower and its Subsidiaries in accordance with GAAP (subject to normal, year-end audit adjustments), and a statement of sources and uses of funds in the form of Exhibit U, indicating to Arranger's satisfaction, that evidence that (A) the Borrower's sources and uses of funds are in balance with respect to Borrower's business in general, (B) the Borrower has adequate sources to make each Project under Development Construction Complete and (C) the Borrower has adequate sources to satisfy the Borrower's cash requirements.

c) Annual Financial Statements With Respect to Operating Mortgaged Properties. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower or at such time as the financial statements described in Section 5.2(a) above are furnished to the Administrative Agent, a statement with respect to each of the operating Mortgaged Properties for such fiscal year, each of which statements shall (i) be in the form of Exhibit R attached hereto, and contain in comparative form the information required to complete such Exhibit in the manner and detail contemplated by such Exhibit,
(ii) set forth the Net Operating Income of each such Mortgaged Property in comparative form, and (iii) be certified by the Controller or chief financial officer of the Borrower that they are complete and correct and that they fairly present the information required to complete such Exhibit for each such property as at the end of such fiscal year, in accordance with GAAP and (iv) state that such statement presents fairly the information required to complete such Exhibit for each such property as at the end of such fiscal year, in accordance with GAAP.

d) Monthly Financial Statements With Respect to the Operating Mortgaged Properties. As soon as available and in any event within thirty (30) days after the end of each Accounting Period, a statement with respect to each of the operating Mortgaged Properties as at the end of such Accounting Period, each of which statements shall (i) be in the form of Exhibit R attached hereto, and contain in comparative form the information required to complete such Exhibit in the manner and detail contemplated by such Exhibit, (ii) set forth the Net Operating Income of each such Mortgaged Property in comparative form, (iii) be certified by the Controller or chief financial officer of the Borrower that they are complete and correct and that they fairly present the information required to complete such Exhibit for each such property as at the end of such Accounting Period, in accordance with GAAP (subject to normal, year-end audit adjustments).

e) Semi-annual Proformas. Detailed twelve month forward proforma balance sheet, operating statement, and cash flow projection together with proforma financial covenant calculations acceptable to the Arranger and the Administrative Agent. These should be provided, as soon as available, but in any event by December 31st for the calendar year projections and by June 30 with respect to the mid-year projections covering the period from July 1st to June 30th.

f) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a), (b), (c) and (d) above, a certificate of the President, the Controller or the chief financial officer of the Borrower to the effect that, based upon a review of the Borrower's activities and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the Borrower's actions taken or proposed to be taken in response thereto. The President or the chief financial officer or the Controller of the Borrower shall complete the form of certificate attached as Exhibit L to this Agreement and shall certify thereon that the Borrower is in compliance with all financial covenants under this Agreement.

g) Notice of Default or Events of Default. Promptly after acquiring knowledge of the occurrence of a Default or an Event of Default (or the occurrence of any event or existence of any condition which but for the application of Section 5.5 would constitute a Default or Event of Default), a certificate of the president or chief financial officer or the Controller of the Borrower specifying the nature thereof and the Borrower's proposed response thereto.

h) Litigation. Promptly after (i) the occurrence thereof, the Borrower shall deliver notice of the institution of or any development in any action, suit, or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency, or official, against the Borrower or any Mortgaged Property in writing, (ii) the Borrower receives actual knowledge thereof, the Borrower shall deliver notice of the threat of any such action, suit, proceeding, investigation, or arbitration, or (iii) receipt thereof, the Borrower shall deliver notice of any claims relating to the Lenders' interests or any proposal by a Governmental Authority to acquire any part of the Mortgaged Properties (other than any such proceeding or development which, as reasonably likely to be determined, would not constitute or result in a Material Adverse Change).

i) Adverse Change. Immediately after the Borrower knows of the occurrence of any Material Adverse Change, a certificate of any Co-Chairman, the President, any Senior Vice President, any Vice President or the Controller or chief financial officer of the Borrower specifying the nature of such change.

j) Shareholder Communications, Filings, Etc. Promptly upon the mailing or filing thereof, the Borrower shall deliver copies of all financial statements, reports, and proxy statements mailed to the Borrower's shareholders generally, and copies of all final registration statements and other final documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

k) Other  Information.  With reasonable  promptness,  such information about the
Borrower,   Realty  and  the  Mortgaged   Properties   as  the   Arranger,   the
Administrative  Agent or the Lenders may reasonably request from time to time.

     Section 5.3 "Certain Negative Covenants." Neither Borrower nor, with respect to subsections (a), (i), (k) to (r), (u) and (v), any Subsidiary of Borrower will:

a) Indebtedness. Create, incur, assume, or suffer to exist, any Indebtedness other than:

     (i) the Indebtedness hereunder and under the other Loan Documents; and

     (ii) Indebtedness outstanding on the date hereof which is reflected in the Borrower's financial statements referred to in Section 4.5(a) and in Schedule 3;

     (iii) unsecured liabilities (not the result of borrowing) incurred in the ordinary course of business for current purposes and not represented by any note or other evidence of Indebtedness and which are not past due more than 90 days;

     (iv) non-recourse Indebtedness to third parties ("Permissible Assumed Indebtedness");

     (iv) liability to a surety under performance bonds or similar instruments incurred in connection with the Borrower's construction of extended stay facilities on the Borrower's property;

     (vi) Indebtedness due and payable solely to a Subsidiary of Borrower or by a Subsidiary to Borrower; and (7) subject to Lenders' prior written consent, which consent shall not be unreasonable withheld, and provided no Default or Event of Default has occurred, Indebtedness arising from the refinancing of the Indebtedness referred to in Schedule 3; provided:

          (A) such refinanced Indebtedness is not secured by any of the Collateral;

          (B) then existing non-recourse Indebtedness is not exchanged for recourse (however limited) Indebtedness;

          (C) Borrower, prior to and following the closing of such refinancing, is in compliance with the covenants set forth in this Article V;

          (D) such refinanced Indebtedness does not make any change in, the condition or affairs of Borrower which, in any Lender's opinion, increases its credit risk; and

          (E) the eight (8) properties which are being released from the Lien granted in connection with the Merrill Lynch Facility through the execution of the Sale-Leaseback Facility are financed only with the Indebtedness governed by this Agreement.

b) Total Liabilities. Permit there to be Total Liabilities of Borrower (excluding, through April 23, 1999, liabilities under the Bridge Facility), at any time, in excess of the amount equal to the lower of fifty five percent (55%) of

          (i) Total Liabilities to Gross Asset Value -- Market; and

          (ii) Total Liabilities to Gross Asset Value -- Cost.

c) Aggregate Indebtedness. Permit there to be aggregate Indebtedness of the Borrower (excluding, through April 23, 1999, liabilities under the Bridge Facility), , at any time, in excess of the amount equal to the lower of fifty percent (50%) of

          (i) Indebtedness to Gross Asset Value -- Market; and

          (ii) Indebtedness to Gross Asset Value -- Cost.

d) Interest Expense Ratios. Maintain a ratio of EBITDA to Interest Expense in less than:

          (i) including the Bridge Facility, for the first calendar quarter of 1999, 1.25:1.0;

          (ii) excluding the Bridge Facility, for the first calendar quarter of 1999, 1.60:1.0;

          (iii) for each of the second, third and fourth quarters of 1999, 1.60:1.0;

          (iv) for the first calender quarter of 2000, 1.75:1.0; and

          (v) for each of the second, third and fourth quarters of 2000, 1.90:1.0.

e) Debt Service Ratios. Maintain a ratio of Adjusted EBITDA to the sum of Debt Service plus the amount of Preferred Dividends less than:

          (i) including the Bridge Facility, for the first calendar quarter of 1999, 1.00:1.0;

          (ii) excluding the Bridge Facility, for the first calendar quarter of 1999, 1.10:1.0;

          (iii) for each of the second, third and fourth quarters of 1999, 1.10:1.0; and

          (iv) for each of the four quarters of 2000, 1.25:1.0.

f) Implied Debt Service Ratios. Maintain a ratio of Adjusted Property Net Operating Income to Implied Debt Service less than:

          (i) for the first calendar quarter of 1999, 1.40:1.0;

          (ii) for each of the second, third and fourth quarters of 1999, 2.25:1.0; and

          (iii) for the first quarter of 2000, 2.00:1.0; and

          (iv) for each of the second, third and fourth quarters of 2000, 2.25:1.0.

For the  purposes  of this  subsection  (f)  only,  the  Adjusted  Property  Net
Operating Income ("APNOI") shall be calculated based only on the NOI of the Mortgaged Properties and shall be determined, as follows. With respect to any Mortgaged Property which:

               (A) has been open as an extended stay facility for less than three (3) full calendar months, the APNOI shall be deemed zero,

               (B) has been so open for at least three (3) full calendar months but less than six (6) full calendar months, the trailing quarter APNOI will be annualized,

               (C) has been so open for at least six (6) full calendar months but less than nine (9) full calendar months, the trailing two quarter APNOI will be annualized,

               (D) has been so open for at least nine (9) full calendar months but less than twelve (12) full calendar months, the trailing three quarter APNOI will be annualized, and

               (E) has been so open for at least twelve (12) full calendar months, the trailing twelve month APNOI will be utilized.

g) Tangible Net Worth. Maintain, at any time, a Tangible Net Worth less than eighty five percent (85%) of its Tangible Net Worth as of December 31, 1998, less any reduction required by SOP 98-5, adjusted upwards (but not downwards) by eighty five percent (85%) of the net cash proceeds and other value derived form the Borrower's issuance of equity securities after the Effective Date.

h) Available Amount. Permit the aggregate principal amount of all outstanding Advances at any time to exceed the lesser of (i) the Commitment, and (ii) the Maximum Availability Amount at such time.

i) Dividends and Distributions. Make any dividend or distribution to the shareholders of Borrower, without the prior written consent of the Required Lenders, which consent may be withheld in the Lenders' sole discretion, except that payments may be made, if no Event of Default has occurred, on account of the coupon payable on up to $250,000,000 of the Convertible Preferred Securities.

j) Security Capital. Permit Security Capital Group Incorporated to directly or, through a wholly-owned subsidiary, indirectly own less than (a) fifty one percent (51%) of the voting stock in Borrower before dilution due to the conversion of the mortgages in favor of Archstone Communities Trust shown on
Schedule 3 or (b) forty six percent (46%) after such dilution.

k) Sales, Transfers. Sell, transfer or enter into any agreement for the sale or transfer of any of the Mortgaged Properties, other than:

               (i) a sale or transfer or an agreement for the sale or transfer of a Release Parcel with respect to which all conditions and requirements to the Release thereof pursuant to Section 8.11 hereof are (as of the date of such agreement) capable of being, and upon such sale or transfer shall be, satisfied or

               (ii) in connection with the sale of any unimproved land which is a part (or all) of a Mortgaged Property which is not a Project under Development or a Stabilized Project, without the unanimous consent of Lenders, which consent shall not be unreasonably withheld. If Lenders do not reject any such sale within fifteen (15) days of receipt of written notice thereof from Borrower, and such notice is clearly marked "URGENT -- THIS NOTICE MUST BE RESPONDED TO IN FIFTEEN (15) DAYS," the sale shall be deemed approved.

l) Liens. Create, incur, assume, or suffer to exist any Lien on any Mortgaged Property to secure any Indebtedness of the Borrower or any other Person, other than Permitted Encumbrances.

m) Mergers,  Sales,  Etc. (i) Merge into or  consolidate  with any other Person;
(ii) sell, assign, lease, transfer, convey or otherwise dispose of (in one transaction or a series of transactions) all or substantially all of the Borrower's or such Subsidiary's assets, as the case may be, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (iii) the liquidation or dissolution of the Borrower or such Subsidiary, as the case may be, or the adoption of a plan by the stockholders of the Borrower or such Subsidiary, as the case may be, relating to the dissolution or liquidation of the Borrower or such Subsidiary, as the case may be, (iv) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for Realty or Affiliates thereof, of a direct or indirect majority interest (more than 50%) of the voting power of the capital stock of the Borrower by way of purchase, merger or consolidation or otherwise; or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (which includes any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least two thirds (2/3) of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower.

n) Changes in Property or Business. Except in connection with the development of an extended stay facility and ancillary facilities related thereto or with the prior written consent of the Required Lenders:

               (A) Make or allow any material change to be made in the nature of the use of any Mortgaged Property, or any part thereof from that in effect on the date hereof or the date acquired, as the case may be; or

               (B) Initiate or acquiesce in any change in any Use Requirements now or hereafter in effect and affecting any Mortgaged Property or any part thereof.

o) Transactions with Affiliates. Purchase, acquire, or lease any property from, or sell, transfer, or lease any property to, or lend or advance any money to, or borrow any money from, or guarantee any obligation of, or acquire any stock, obligations, or securities of, or enter into any merger or consolidation agreement, or any management or similar agreement with, any Affiliate, or enter into any other transaction or arrangement or make any payments to (including, without limitation, on account of any management fees, service fees, office charges, consulting fees, technical service charges, or tax sharing charges) or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate on terms other than arm's-length commercially reasonable terms (other than (i) any such transactions in effect on the Effective Date and described in
Schedule 4 attached hereto, and (ii) any such transactions between the Borrower and any of its wholly-owned Subsidiaries and between wholly-owned Subsidiaries of Borrower).

p) Use of Proceeds. Use the proceeds of the Advances for other than any Permitted Purpose.

q) Change of Business. Make or allow any material change in the nature or scope of the business of the Borrower or any Subsidiary, except as permitted under
Section 4.31.

r) Hazardous Materials. Subject to the provisions of Section 5.5 hereof:


               (i) Use or permit or suffer use of any Mortgaged Property or any part thereof or any interest therein or conduct any activity or operations thereon in any manner which:

                    (A) would involve or result in the occurrence or presence of or exposure to Hazardous Materials at, upon, under, across or within any Mortgaged Property or any part thereof not in the ordinary course of operation;

                    (B) would violate any Relevant Environmental Laws; or

                    (C) would  result  in the  occurrence  of any  Environmental
               Discharge.

               (ii) Install or suffer or permit installation or Presence on, in or under any Mortgaged Property or any part thereof of any underground or above-ground containers for the storage of fuel oil, gasoline or other petroleum products or by-products, except (i) such above-ground containers that are required for the operation of the Mortgaged Property and that are at all times in compliance with all Relevant Environmental Laws and any other applicable Requirements of Law and
          (ii) such underground containers that are required for the operation of the Mortgaged Property and are at all times in compliance with all Relevant Environmental Laws and any other applicable Requirements of Law.

s) Projects under Development. Permit the Total Costs of Projects under Development, at any time, to exceed:

     (i) during the first quarter of 1999, twenty percent (20%) of GAV -- Cost;

     (ii) during the second quarter of 1999, fifteen percent (15%) of GAV -- Cost; and

     (iii) thereafter, twelve and one half percent (12.5%) of GAV --Cost.

For the purposes of this section, if a Project under Development is owned by an Unconsolidated Affiliate of Borrower, then the Total Costs shall be deemed to be the greater of:

     (iv) the product of (A) the greater of Borrower's nominal ownership interest in such Unconsolidated Affiliate or its ownership interest used in the calculation of GAV -- Cost and (B) the amount of the Construction Budget for such Project under Development and

     (v) the recourse obligations of Borrower relating to the Indebtedness of such Unconsolidated Affiliate.

t) Land and Projects. Permit the sum of the Total Costs of Projects under Development and the GAV -- Cost with respect to unimproved land, at any time, to exceed:

     (i) during the first quarter of 1999, thirty two and one half percent (32.5%) of GAV-- Cost;

     (ii) during the second quarter of 1999, twenty seven and one half percent (27.5%) of GAV-- Cost; and

     (iii) thereafter, twenty percent (20.0%) of GAV -- Cost.

u) Guarantors. Except as provided in Section 4.30(b), permit or suffer any Subsidiary of Borrower to not guarantee the Indebtedness hereunder.

v) Investments. Owns or holds any direct or indirect interest in any Capital Stock (other than in a Subsidiary of Borrower) or any mortgages or other debt or security instruments, except as set forth in Schedule 5 hereto. Borrower and its Subsidiaries will not in the aggregate own or hold any direct or indirect interest in excess of (a) twelve and one half percent (12.5%) of GAV -- Cost with respect to unimproved land or (b) twenty five percent (25%) of GAV -- Cost with respect to, collectively, (i) any interest in Persons in which Borrower owns less than 75% beneficial interest therein and (ii) any interest in Persons not managed by Borrower.

     Section 5.4 "Material Casualties." The Borrower agrees that if at any time prior to the repayment in full of the Advances and the termination of the Commitment (including, but not limited to, at any time, prior to or after an Event of Default) any Mortgaged Property is damaged by fire, earthquake or other casualty in such a manner or to such an extent so that it is unlikely, in the

Arranger's reasonable judgment, that such Mortgaged Property will be restored on or prior to the Maturity Date to the same physical, leased and operating condition as it exists prior to such casualty, the Borrower shall, within twenty
(20) days of the Arranger's written request, direct that the insurance proceeds from the casualty be delivered over to the Administrative Agent, to be applied by the Administrative Agent to repayment of or the Borrower's obligations under this Agreement and the other Loan Documents.

     Section  5.5  "Effect  of  Certain   Representations   or  Covenants  Being
Inaccurate or Breached." In the event that any of the representations and warranties contained in Sections 4.11, 4.13, 4.15, 4.16, 4.17, 4.21, 4.23, 4.24,
4.26, 4.27, 4.30, 4.31 and 4.32 of this Agreement (or any representation or warranty contained in any other Loan Document which is substantially similar to any of the foregoing representations and warranties) are not accurate when made or deemed made, or in the event that any of the covenants contained in Sections 5.1(c), (d)(ii), (h), (i), (j), (k), (m) and (o) and 5.3(r) (or any covenant contained in any other Loan Document which is substantially similar to any of the foregoing covenants) are breached, then, notwithstanding anything to the contrary, such breach or inaccuracy shall not constitute or be deemed a Default or Event of Default, and Borrower shall not be deemed to have made any misrepresentation, or breached any warranty or covenant unless and until (but shall, at Arranger's option, constitute and be deemed a Default and Event of Default, and Borrower shall be deemed to have made such misrepresentation, or breached such warranty or covenant, if and when):

                  (a) (i) Borrower is given notice by the Administrative Agent or the Arranger of the circumstances which, but for this Section 5.5, would constitute such misrepresentation, or breach of warranty or covenant and such circumstances are not remediated (i.e, the circumstances which would otherwise constitute such misrepresentation, or breach of warranty or covenant no longer exist) within (1) in the case of circumstances which can be remediated by the payment of a sum of money only, 10 days after such notice is given, and (2) in the case of all other circumstances, thirty (30) days after such notice is given plus, if such circumstances cannot reasonably be remediated within thirty (30) days after such notice is given and the Borrower has during such 30-day period commenced to remediate such circumstances and thereafter diligently pursues all necessary efforts to effect such remediation, such additional period of time as may be required to effect such remediation; provided, however, that if at any time during any cure period described above regarding circumstances the cost to remediate which are quantifiable, Borrower shall not have provided evidence satisfactory to the Arranger and the Administrative Agent that the Borrower has available to it sufficient funds (other than from borrowings pursuant to this Agreement) to promptly effect any such remediation, then the cure period provided for above regarding such circumstances shall immediately expire; and

               (ii) upon the expiration of the applicable cure period described in Section 5.5(a)(i), if such circumstances have not been remediated, the aggregate principal amount of all outstanding Advances at such time exceeds the "Eligible Maximum Availability Amount", as herein defined, at such time. The term "Remediation Amount" means the amount which Borrower certifies to the Arranger and the Administrative Agent in writing (Borrower hereby agreeing to so certify such amount promptly upon the Arranger or the Administrative Agent's request) as being Borrower's reasonable estimate (determined in a manner reasonably acceptable to the Arranger and the Administrative Agent, the basis for which determination shall be set forth in reasonable detail in such certification) of the aggregate cost of remediating all circumstances which would constitute a misrepresentation or breach of warranty or covenant of any of the representations, warranties or covenants described above in this Section
5.5. The term "Eligible Maximum Availability Amount" means, as of the date of expiration of such applicable cure period, the Maximum Availability Amount as of such date recomputed by subtracting from the Eligible Costs as of such date the amount by which the Remediation Amount exceeds, if at all, the lesser of (x) $3,000,000.00, and (y) the greater of (A) $300,000.00, and (B) three percent (3%) of the Eligible Costs as of such date; provided, however, notwithstanding the foregoing, the aggregate principal amount of all outstanding Advances shall not at any time exceed the lesser of (i) the Commitment, and (ii) the Maximum Availability Amount at such time; or

                  (b)   all    circumstances    which   would    constitute    a
misrepresentation or breach of warranty or covenant of any of the representations, warranties or covenants described above in this Section 5.5, when taken as a whole, constitute a Material Adverse Change.

In the event that any misrepresentation or breach of warranty or covenant with respect to one or more Mortgaged Properties occurs which, pursuant to the provisions of this Section 5.5, constitutes or will constitute a Default and Event of Default, then, subject to the terms hereof, Borrower shall have the right to substitute for such affected Mortgaged Properties one or more other properties of the Borrower or its Subsidiaries, provided that (i) all of such proposed substitute properties are acceptable in all respects to the Lenders in their sole, absolute and subjective discretion, (ii) all other conditions herein to a property becoming a Mortgaged Property are satisfied and complied with, and
(iii) both before and after giving effect to such proposed substitution, no Default or Event of Default (other than as a result of such misrepresentation or breach of warranty or covenant) shall exist.

     Section 5.6 "Appraisals and Environmental Reports." Within forty (40) days of the Effective Date, the Arranger shall deliver to Administrative Agent appraisals of all of the Mortgaged Properties. Administrative Agent shall forward copies of the appraisals to the Lenders. Within sixty (60) days of the Effective Date, and following Lenders' comments on the appraisals (which Administrative Agent shall be sent and shall thereupon send to the Borrower), the Arranger shall cause the appraisals to be finalized to the satisfaction of Lenders. If the aggregate Stabilized Appraised Value of the Mortgaged Properties is less than the aggregate Eligible Direct Costs thereof, and the Maximum Available Amount is therefor reduced, then Borrower, within thirty (30) days of the date of such appraisal, shall increase the Maximum Available Amount or shall repay a portion of the Loan and reduce the principal balance thereof to no more than the Maximum Available Amount.

     Section  5.7  "New  Subsidiaries."  In  the  event  any  Person  becomes  a
Subsidiary after the Effective Date, the Borrower shall deliver to the Administrative Agent within twenty (20) Business Days of such event, each of the following items, in form and substance satisfactory to the Administrative Agent:


(a) an accession agreement in the form annexed hereto as Exhibit S executed by such Subsidiary;

(b) the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of such Subsidiary certified as of a recent date by the Secretary of State of the State of formation of such Subsidiary;

(c) a Certificate of Good Standing or certificate of similar meaning with respect to such Subsidiary issued as of a recent date by the Secretary of State of the State of formation of such Subsidiary and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Subsidiary is required to be so qualified;

(d) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Subsidiary with respect to each of the officers or other representatives of such Subsidiary authorized to execute and deliver the Loan Documents to which such Subsidiary is a party;

(e) copies certified by the Secretary or Assistant Secretary of such Subsidiary (or other individual performing similar functions) of (i) the bylaws of such Subsidiary, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form or legal entity and (ii) all corporate, partnership, member or other similar action taken by such Subsidiary to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(f) an opinion of legal counsel to such Subsidiary, regarding the due formation and good standing of such Subsidiary, the authorization, execution, delivery and enforceability of the Loan Documents to which it is a party, and such other matter as the Administrative Agent may reasonably request; and

(g) such other documents and instruments as the Administrative Agent may reasonably request.


                          ARTICLE VI. EVENTS OF DEFAULT

     Section 6.1 "Events of Default." The occurrence and continuance of any of the following specified events shall constitute an "Event of Default":

a) Payments. The Borrower shall fail to pay (i) any principal of the Advances hereunder when due, or (ii) within three (3) days when due (including, without limitation, by mandatory prepayment) (1) any interest on any of the Advances or any fees or (2) any other amount payable hereunder or under the other Loan Documents.

b) Certain Property Representations and Covenants. Any misrepresentation or breach of warranty or covenant occurs which, pursuant to the provisions of
Section 5.5 hereof, constitutes a Default and Event of Default.

c) Other Covenants. The Borrower or any Subsidiary of Borrower shall fail to observe or perform any covenant or agreement (other than those referred to in Sections 6.1(a) and (b)) and such failure shall remain unremedied (i) in the case of any amounts payable hereunder or under the other Loan Documents for three (3) days after notice from the Arranger of the Administrative Agent, (ii) in the case of covenants or agreements contained in Section 5.2(a), (b), (c) and
(d) of this Agreement, for fifteen (15) Business Days after the occurrence thereof; or (ii) in all other cases, for thirty (30) days after the occurrence thereof. In the event that a breach of a covenant described in clause (ii) above cannot be cured within thirty (30) days after the occurrence thereof and the Borrower has during such 30-day period commenced to cure such breach and thereafter diligently pursues all necessary efforts to effect a cure, an Event of Default shall be deemed only to have occurred if the breach either cannot be remedied, or remains unremedied, for sixty (60) days after the occurrence thereof.

d) Representations. Any representation, warranty, or statement (other than those referred to in Section 6.1(b)) made or deemed to be made by the Borrower or any other Person (other than the Administrative Agent or any Lender) that is a party to any Loan Document under or in connection with any Loan Document shall have been incorrect in any material respect as of the date hereof, or as of the date deemed to have been made.

e) Non-Payments of Other Indebtedness. The Borrower or any Subsidiary of Borrower shall fail to make any payment of principal of or interest on any Indebtedness of the Borrower or any such Subsidiary (other than any Indebtedness under this Agreement or the other Loan Documents and other than Permissible
Assumed Indebtedness) in an aggregate principal amount of not less than $5,000,000.00 within the applicable cure period or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur; and the effect of such failure or event is to accelerate, or to permit the holder of such aggregate Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity.

f) Defaults Under Loan Documents. The Borrower or any other Person (other than the Administrative Agent or any Lender) that is a party to any Loan Document shall fail to observe or perform any covenant or agreement (other than those referred to in Sections 6.1(a) and (b)) contained in any other Loan Document, or any default shall occur under any other Loan Document (other than those referred to in Sections 6.1(a) and (b)) and such failure or default shall remain unremedied (i) in the case of any amounts payable under the other Loan Documents, for three (3) days after notice from the Arranger or the Administrative Agent, (ii) in the case of covenants or agreements similar to the covenants or agreements contained in Section 5.2(a), (b), (c) and (d) of this Agreement, for fifteen (15) Business Days after the occurrence thereof; or (iii) in all other cases, thirty (30) days after the occurrence thereof. In the event that a breach of a covenant described in clause (ii) above cannot be cured within thirty (30) days after the occurrence thereof and the Borrower has during such 30-day period commenced to cure such breach and thereafter diligently pursues all necessary efforts to effect a cure, an Event of Default shall be deemed only to have occurred if the breach either cannot be remedied, or remains unremedied, for sixty (60) days after the occurrence thereof.

g) Bankruptcy. The Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower and the petition is not dismissed within ninety (90) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Borrower; or the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or there is commenced against the Borrower any such proceeding which remains undismissed for a period of ninety (90) days; or the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or the Borrower makes a general assignment for the benefit of creditors; or the Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Borrower shall by any act or failure to act indicate its consent to, approval of, or acquiescence in any of the foregoing; or any action is taken by the Borrower for the purpose of effecting any of the foregoing; or any of the foregoing shall occur with respect to any Subsidiary of Borrower.

h) Money Judgment. A judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any Subsidiary of Borrower and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of thirty (30) days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement, or otherwise) (or, if such judgment is covered by insurance, such longer period during which the Borrower or such Subsidiary is appealing or otherwise contesting such judgment in good faith).

i) Cessation. Borrower or, without the prior consent of all Lenders, which consent may not be unreasonably withheld, any Subsidiary of Borrower which is not an Urban Subsidiary (as hereinafter defined) ceases, or threatens to cease, to carry on all or a substantial part of its business. As used herein, an "Urban Subsidiary" is a Subsidiary of Borrower which has mortgaged property to the Arranger, as agent, pursuant to the credit facility referred to in subsection
(j) below.

j) Urban Credit Facility. An Event of Default shall have occurred under the Amended and Restated Credit Agreement of even date herewith among Borrower, Commerzbank AG, Los Angeles Branch and other lenders as set forth therein, and Arranger, as agent, governing a certain credit facility secured by mortgage liens on properties in central business districts.

(k)   Sale-Leaseback   Facility.   A  default  shall  have  occurred  under  the
Sale-Leaseback Facility.

     Section 6.2 "Global Remedies." Upon the occurrence and continuation of an Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Required Lenders may, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the

Lenders to enforce its claims against the Borrower: (i) declare the Commitment terminated, whereupon the Commitment shall terminate immediately; (ii) declare all or any portion of the principal of and any accrued interest on the Advances and all other obligations owing hereunder and under the other Loan Documents, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Borrower; (iii) foreclose on any Collateral concurrently or in such order as the Arranger may from time to time see fit; or (iv) take any action permitted under any Loan Document; provided, that, if any Event of Default specified in Section 6.1(g) shall occur, the actions specified in clauses (i) and (ii) above shall be deemed to have immediately and automatically occurred without the giving of any notice to the Borrower.

     Section 6.3 "Marshalling; Waiver of Certain Rights; Recapture." Neither the Administrative Agent, the Arranger nor the Lenders shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the obligations of such parties. To the extent permitted by law the Borrower waives and renounces the benefit of all valuation, appraisement, homestead, exemption, stay, redemption, and moratorium rights under or by virtue of the constitution and laws of the state in which the Mortgaged Properties are located and of any other state or of the United States, now existing or hereafter enacted. To the extent the Administrative Agent or any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian, or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced, or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such party as of the date such initial payment, reduction, or satisfaction occurred, together with interest at the Default Rate. The Borrower agrees that (i) the Arranger on behalf of the Lenders shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings from time to time, as the Arranger, in its reasonable discretion, shall determine from time to time, (ii) the Collateral may be sold at such proceeding or proceedings in one or more sales and in such portions or combinations as the Arranger, in its sole and absolute discretion, shall determine, (iii) the Arranger on behalf of the Lenders shall not be required to marshall assets, sell any of the Collateral in any inverse order of alienation, or be subject to any "one action" or "election of remedies" law or rule, (iv) the exercise by the Lenders of any remedies against any one item of Collateral will not impede the Lenders from subsequently or simultaneously exercising remedies against any other item of Collateral, and (v) all Liens and other rights, remedies, or privileges provided to the Arranger and the Lenders under this Agreement and the other Loan Documents shall remain in full force and effect until the Arranger and the Lenders have exhausted all of their remedies against the Collateral and all of the Collateral has been foreclosed, sold or otherwise realized upon in satisfaction of the Promissory Notes and the other obligations of the Borrower to the Arranger and the Lenders. Each Lender and its officers, directors, shareholders, employees, counsel and agents shall not incur any liability as a result of the sale of the Collateral, or any part thereof, in accordance with the provisions of this Agreement or any Loan Document, or for the failure to sell or offer for sale the Collateral, or any part thereof, for any reason whatsoever. The Borrower waives any claims against each Lender and its officers, directors, shareholders, employees, counsel and agents arising with respect to the price at which the Collateral, or any part thereof, may have been sold by reason of the fact that such price was less than the aggregate amount of the indebtedness due under the Promissory Notes, this Agreement and the other Loan Documents.

     Section 6.4 "Application of Proceeds." All proceeds received by the Arranger or the Lenders in respect of the repayment of any sums due hereunder or in connection with a foreclosure sale of all or any portion of the Collateral after the occurrence of an Event of Default shall be applied, first, to the costs of enforcement of the Lenders' rights hereunder and under the other Loan Documents; second, to pay any accrued and unpaid interest (including all interest owing at the Default Rate), the principal amount of the Advances and any unpaid fees payable under this Agreement and the other Loan Documents in such order of priority as the Arranger, in its sole and absolute discretion shall determine but subject to the rights of the Lenders; and third, if any excess proceeds exist, to the Borrower or any party entitled thereto as a matter of law. If the amount of all proceeds received in liquidation of the Collateral which shall be applied to payment of the indebtedness due in respect of this Agreement, the Promissory Notes and the Loan Documents shall be insufficient to pay all such indebtedness or obligations in full, the Borrower acknowledges that it shall remain liable for any deficiency, together with interest thereon and costs of collection thereof (including reasonable counsel fees and legal expenses).

b) The Arranger shall have the right, but not the obligation, to deposit any proceeds in its possession which are available under clause third of Section 6.4(a) above into a court of competent jurisdiction for determination by such court of the disposition of such excess proceeds and upon such deposit, the Arranger shall have no further liability with respect to such proceeds. All costs and expenses of the Arranger in connection with such action may be deducted or charged by the Arranger against such excess proceeds and shall otherwise be reimbursed by the Borrower upon demand. The Arranger shall have the right, but not the obligation, to request and rely on the instructions of the Borrower in connection with the disposition of any such excess proceeds and, upon compliance with such instructions, shall have no further liability with respect to such proceeds.

     Section 6.5 "Attorneys-in-Fact." The Borrower hereby makes, constitutes and appoints the Arranger, and its agents and designees, the true and lawful agents and attorneys-in-fact of the Borrower, with full power of substitution, to take any or all of the following actions during the continuance of an Event of
Default: (i) to receive, open and dispose of all mail addressed to the Borrower relating to the Collateral, (ii) to notify and direct the United States Post Office authorities by notice given in the name of the Borrower and signed on its behalf, to change the address for delivery of all mail addressed to the Borrower relating to the Collateral to an address to be designated by the Arranger, and to cause such mail to be delivered to such designated address where the Arranger may open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments in payment of the Collateral in which the Arranger has a security interest hereunder and any documents relative thereto, with full power to endorse the name of the Borrower upon any such notes, checks, acceptances, drafts, money orders or other form of payment or on Collateral or security of any kind and to effect the deposit and collection thereof, and the Arranger shall have the further right and power to endorse the name of the Borrower on any documents otherwise relating to such Collateral, and

(iii) to do any and all other things necessary or proper to carry out the intent of this Agreement and to perfect and protect the liens and rights of the Arranger created under this Agreement, including, without limitation, to claim, bring suit, settle or adjust any insurance proceeds claims relating to the Collateral. The Borrower agrees that neither the Lenders nor any of their officers, directors, shareholders, employees, counsel, agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law, except for any acts of gross negligence or willful misconduct. The powers granted hereunder are coupled with an interest and shall be irrevocable during the term hereof.


                                   ARTICLE VII

                     AGENCY AND INTERCREDITOR RELATIONSHIPS

     Section 7.1 "Appointment." Each Lender hereby irrevocably designates and appoints each of Commerzbank AG, New York Branch and Wells Fargo Bank National Association as the contractual representatives of such Lender under the Loan Documents, and each such Lender irrevocably authorizes Commerzbank AG, New York Branch and Wells Fargo Bank National Association , to act as the contractual representatives for such Lender, to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Arranger and the Administrative Agent, as the case may be, by the terms of this Agreement and the Loan Documents, together with such other powers as are reasonably incidental thereto. The Arranger and the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement and the Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Arranger or the Administrative Agent shall be read into any of the Loan Documents or otherwise exist against the Arranger or the Administrative Agent. The provisions of this Article VII are solely for the benefit of the Arranger, the Administrative Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary or otherwise under any of the provisions of this Article VII. In performing its respective functions and duties under the Loan Documents, the Arranger and the Administrative Agent shall act solely as the contractual representatives of the Lenders and do not assume nor shall the Arranger and the Administrative Agent be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of such party's respective successors and assigns.

     Section 7.2 "Delegation of Duties." The Arranger and the Administrative Agent may execute any of their duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel (including their internal counsel) concerning all matters pertaining to such duties. The Arranger and the Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 7.3 "Exculpatory Provisions." The Arranger and the Administrative Agent shall not be (a) liable for any action lawfully taken or omitted to be taken by it, or any Person described in Section 7.2, under or in connection with any Loan Document (except for those actions arising from the gross negligence or willful misconduct of the Arranger or the Administrative Agent, as the case may
be), or (b) responsible in any manner to any of the Lenders for (i) any recitals, statements, representations or warranties made by the Borrower contained in any Loan Document, or by the Borrower in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with any Loan Document or (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document or any such certificate, report, statement or other document, or (iii) any failure of the Borrower, or any Lender to perform or observe its respective obligations hereunder or thereunder. Except as expressly required to do so under the Loan Documents, the Arranger and the Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of any Loan Document, or to inspect the properties, or the books or records of the Borrower. This Section 7.3 is intended to govern solely the relationship between each of the Arranger and the Administrative Agent, on the one hand, and the Lenders, on the other.

     Section 7.4 "Reliance by Arranger and the Administrative Agent." Each of the Arranger and the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation (including by telephone) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, its internal counsel and counsel to the Borrower), independent accountants and other experts selected by the Arranger and the Administrative Agent, as the case may be. The Arranger and the Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Lenders required pursuant to this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     Section 7.5 "Notices." Neither the Arranger nor the Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless (i) such party has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default" or (ii) such party, in its capacity as the Arranger of the Administrative Agent, has actual knowledge of such Default or Event of Default. In the event that the Administrative Agent or the Arranger receives such a notice or obtains such actual knowledge, it shall promptly give notice thereof to the Lenders. The Arranger shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; provided that unless and until the Arranger shall have received such directions, the Arranger may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Arranger shall deem advisable and in the best interests of the Lenders. The Administrative Agent shall take no action with respect to a Default or Event of Default except as directed by the Arranger in writing and shall have no liability to the Borrower or its Subsidiaries or any Lender for acting on and carrying out any such direction.

b) Each Lender agrees that it shall promptly notify the Arranger and the Administrative Agent in writing after it first has knowledge of any Default or Event of Default or of any matter which in such Lender's judgment adversely affects any Lender's respective interests in the Commitment, which notice will describe the Default or Event of Default or matter in reasonable detail. The Administrative Agent shall give a copy of any such notice received by the Administrative Agent to the other Lenders. c) The Arranger shall promptly give copies of the financial reports it receives pursuant to Sections 5.2(a) and (b) hereof to the other Lenders. The Administrative Agent shall promptly give copies of the financial reports it receives pursuant to Sections 5.2(c) to (e) hereof to the other Lenders.

     Section 7.6 "Non_reliance on the Arranger, the Administrative Agent and the Other Lenders." Each Lender expressly acknowledges that neither the Arranger, the Administrative Agent, nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by either of the Arranger or the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower shall be deemed to constitute any representation or warranty by the Arranger or the Administrative Agent. Each Lender represents and warrants to the Arranger and the Administrative Agent that it has, independently and without reliance upon the Arranger and the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, (a) made its own appraisal of and investigation into the business, operations, property, prospects, financial and other condition, creditworthiness and solvency of the Borrower, (b) satisfied itself as to the due execution, legality, validity, enforceability, genuineness, sufficiency and value of all of the Loan Documents and all other instruments and documents furnished pursuant to any Loan Document, and (c) made its own decision as to its Percentage of the Commitment pursuant to this Agreement. Each Lender also represents that it will, independently and without reliance upon the Arranger, the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analyses, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required pursuant to the Loan Documents to be furnished by the Arranger or the Administrative Agent to the Lenders, the Arranger and the Administrative Agent, as applicable, shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Arranger, the Administrative Agent or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

     Section 7.7 "Indemnification." The Lenders agree to indemnify each of the Arranger and the Administrative Agent (in their capacities as such) and their officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower and without limiting the obligation, if any, of the Borrower to do so), ratably in accordance with their Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Arranger, the Administrative Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Arranger, the Administrative Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Arranger, the Administrative Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Arranger, the Administrative Agent or such Person as determined by a court of competent jurisdiction). The agreements in this subsection shall survive the payment of the Promissory Notes and all other amounts payable hereunder.

     Section 7.8 "Individual Capacity." The Arranger, the Administrative Agent and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any of its Affiliates as though it were not the Arranger or the Administrative Agent hereunder. With respect to Advances made or renewed by it and any Promissory Note issued to it, the Arranger and the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though they were not the Arranger or the Administrative Agent .

     Section 7.9 "The Arranger's Resignation." The Arranger may resign at any time by giving notice thereof to the Administrative Agent, the other Lenders and the Borrower. If the Arranger's resignation is given in conjunction with an assignment of the Arranger's interest in the Promissory Note held by the Arranger to another Person or Persons, the Arranger, with the consent of the Required Lenders, shall have the right to name a successor Arranger by giving notice thereof to the Administrative Agent, the Borrower and the other Lenders. Otherwise, upon the resignation of the Arranger, the Required Lenders shall designate within forty five (45) days in writing another Person as the successor Arranger. If such proposed successor Arranger agrees in writing to act as the Arranger in accordance with the terms hereof, such successor Arranger shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the resigning the Arranger, and the resigning Arranger shall be discharged from its duties and obligations as the Arranger under this Agreement. After any retiring Arranger's resignation hereunder, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Arranger under this Agreement.

     Section 7.10 "Appointment of a Substitute Administrative Agent." Wells Fargo Bank National Association shall be the initial Administrative Agent under this Agreement and the Loan Documents until the Loan Documents have been terminated and the Lenders have been paid in full. In the event that the Administrative Agent determines that it is not in the best interest of the Administrative Agent to continue to act as the Administrative Agent, then the Administrative Agent may, at its option and upon thirty (30) days' prior written notice to the Borrower and the Lenders, request a substitute Administrative Agent be selected in accordance with the terms of this Section to act as the

Administrative Agent with respect to such matters. Within fifteen (15) days after receipt of such notice, the Required Lenders shall select a proposed substitute agent and shall notify the Borrower of the identity of such proposed substitute agent. In addition, the Required Lenders, on not less than thirty
(30) days' notice to the Administrative Agent, may elect to appoint a substitute Administrative Agent in the event that the Administrative Agent has acted hereunder with willful misconduct, gross negligence or exhibited a continuing pattern of negligence with respect to its duties and obligations hereunder. Provided that no Event of Default shall have occurred and be continuing, Borrower shall have the right to approve any such proposed substitute agent. The succeeding substitute Administrative Agent shall have all the rights, powers and duties of the Administrative Agent and the term "Administrative Agent" shall mean such substitute Administrative Agent, effective upon its appointment. In the event that the substitute Administrative Agent wishes to resign, it may do so upon thirty (30) days' prior notice to the Borrower, the Administrative Agent and the Lenders, and a new substitute Administrative Agent shall be appointed in accordance with this Section. After any retiring substitute Administrative Agent's resignation hereunder as substitute Administrative Agent, the provisions of this Section 7.10 and Section 8.4 hereof shall inure to the benefit of such retired substitute Administrative Agent as to any actions taken or omitted to be taken by it while it was substitute Administrative Agent under this Agreement.

     Section 7.11 "Loans." Each Lender shall make available to the Borrower such Lender's portion of the Commitment subject to and in accordance with the provisions of the Loan Documents. The Borrower shall look solely to each Lender for the performance of such Lender's obligations, covenants and agreements under the Loan Documents on the part of each Lender to be performed or observed with respect to each such portion of the Commitment, subject to and upon the conditions, limitations and restrictions set forth herein and in the other Loan Documents, as evidenced by the signature of each such party hereto. In the event any Lender has not made available its Percentage of any Advance, the Administrative Agent may (but shall not be obligated to), and each Lender authorizes the Administrative Agent to, advance for such Lender's account, pursuant to the terms hereof, the amount of the Advance to be made by such Lender and each Lender agrees to reimburse the Administrative Agent in immediately available funds for any amount so advanced on its behalf. If any such reimbursement is not made in immediately available funds on the same day on which the Administrative Agent shall have made such amount available on behalf of any Lender, such Lender shall also pay interest thereon to the Administrative Agent at the Federal Funds Rate.

     Section 7.12 "Priority of Loans." Each Lender's portion of the Commitment shall be of equal priority with each other Lender's portion of the Commitment, and no portion of the Commitment shall have priority or preference over any other portion of the Commitment or the security therefor, except as provided in Sections 7.20 and 7.24 hereof.

     Section 7.13 "Books and Records." The Administrative Agent will keep customary books and records relating to the Advances, and such books and records shall be available at the Administrative Agent's office for the Lenders' reasonable inspection during the Administrative Agent's normal business hours. The original Loan Documents shall be kept at the New York office of the Administrative Agent or at such other office of the Administrative Agent or at such other place as may be designated from time to time by the Administrative Agent and shall be made available to any Lender for inspection at such office within a reasonable period of time following such Lender's written request to inspect same.

     Section 7.14 "Decisions of the Lenders." Except as expressly set forth in Sections 7.15 and 7.16 hereof, all decisions, consents, waivers, approvals and other actions (collectively, "Decisions") authorized to be taken under or in connection with this Agreement and the other Loan Documents by any Lender shall be taken by the Arranger in its discretion reasonably exercised, subject to the provisions of Section 7.4 hereof. Except as expressly provided in Sections 7.15 and 7.16 hereof, the Arranger (i) may consent or withhold consent to any action by the Borrower, (ii) may exercise or refrain from exercising any power, rights or remedies hereunder or under the other Loan Documents or otherwise in respect of the Advances, and/or (iii) may waive any conditions in any Loan Documents, so long as such consent, exercise or waiver would not, in the Arranger's judgment reasonably exercised, represent a departure from the standards followed by the Arranger in the administration of loans held by the Arranger entirely for its own account. The Arranger may request a Decision with respect to matters described in Sections 7.15 and 7.16 hereof at any time by making a request for such Decision in writing to all of the Lenders. Any such request (x) shall contain an adequate description together with relevant background information of the Decision being requested, (y) shall specify the reasons for such request, and (z) shall state the effect of not responding to such notice as set forth in this Section. The Arranger will provide the Lenders with such additional information  as the Lenders  may  reasonably  request to assist such  Lenders in reaching a Decision, to the extent such information is in the Arranger's possession or under its control. The requested Decision shall be deemed approved by the Lenders if and when the Arranger receives written approval from the required percentage of the Lenders as specified in Sections 7.15 and 7.16 hereof, as the case may be. If a Lender does not deliver to the Arranger a written objection thereto within ten (10) Business Days after hand delivery, mailing or delivery to an express courier service of the request by the Arranger, the Arranger shall make a second written request for a Decision from that Lender. If the Lender does not deliver to the Arranger or the Administrative Agent a written objection within five (5) Business Days after hand delivery, mailing or delivery to an express courier service of such a second request, such Lender shall be deemed to have approved the requested Decision. If the Arranger is unable to contact the usual representatives of a Lender for any reason, the Arranger will make a good faith effort to contact other representatives of such Lender as necessary to reach a Decision within the allotted time. To the extent that the Arranger reasonably deems necessary, any such Decision may also be requested telephonically by the Arranger from each Lender with such telephonic request to be confirmed in writing by the Administrative Agent. Any Decision as to which the Arranger has made telephonic requests for approval shall be deemed approved by the Lenders after the Administrative Agent has received the written approval of the required percentage of the Lenders as specified in Sections 7.15 and 7.16 hereof. The Borrower shall be promptly notified of the Decision, if such Decision was made in response to a request by the Borrower.

     Section 7.15 "Approvals by the Lenders."

(a) No amendment, supplement, modification or waiver shall be effective unless consented to in writing by the Required Lenders; provided, however, that any amendment, supplement, modification or waiver which adds, deletes, changes or waives any provisions of the Loan Documents the effect of which is to (i) extend either the Maturity Date or any installment or required prepayment of any Advances; (ii) reduce the rate or extend the time of payment of interest on any Advances; (iii) reduce the principal amount of any Advances; (iv) reduce the fees payable under this Agreement and the other Loan Documents, or any other fee payable to the Lenders or extend the due date of any such fee; (v) change any Lender's portion of the Commitment or the amount of any Advance of any Lender (except to the extent permitted by Sections 7.18 and 7.19 hereof); (vii) forgive any Indebtedness of Borrower or any Subsidiary of Borrower; (viii) change any allocation of payments among the Lenders, (ix) change any provision of this
Section 7.15 or Section 7.16 or the definition of Required Lenders; (x) modify any financial covenants or waive any Default or Event of Default (except as provided in Section 7.16), (xi) release any guaranty, (xii) waive or release any lien on any of the Mortgaged Properties (except as provided in Section 8.11) or (xiii) commence any judicial or nonjudicial foreclosure proceeding (except as provided in Section 7.16), shall be ineffective in each case without the written consent of all the Lenders. Furthermore, no amendment, supplement, modification or waive shall amend, modify or waive any provision of any Loan Document, if the effect thereof is to affect the rights or duties of the Arranger or the Administrative Agent, without the written consent of the Arranger or the Administrative Agent, as the case may be. Any such amendment, supplement, modification or waiver shall apply to each of the Lenders equally and shall be binding upon the Borrower, the Lenders, Arranger, the Administrative Agent and all future holders of the Promissory Notes. In the case of any waiver, the Borrower, the Lenders, the Arranger and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Promissory Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     Section 7.16 "Approvals by the Required Lenders." Upon the Arranger's receipt of a notice of default (as defined in Section 7.5(a) hereof) with respect to an Event of Default, the Arranger shall consult with the Lenders in respect of any such Event of Default to determine a course of action which is acceptable to the Required Lenders. Subject to Section 7.15 hereof, the Arranger shall pursue any such course of action approved in writing by the Required Lenders in respect of any such Event of Default, including, without limitation, acceleration of the Advances. In the event that the Required Lenders cannot decide which remedies, if any, are to be pursued, the Arranger may commence proceedings on behalf of the Lenders; provided, however, that if at any time thereafter the Required Lenders shall direct that a different or additional remedial action shall be taken, such different or additional remedial action shall be taken in lieu of or in addition to such proceedings.

b) The Borrower hereby consents and agrees to the provisions of Sections 7.14 through 7.16 and any modifications thereof entered into by the Arranger and the Lenders of such provisions and specifically acknowledges and agrees that, notwithstanding any provisions in the Loan Documents requiring action by the "Lenders" or similar provisions in connection with the declaration of an Event of Default, the acceleration of the indebtedness evidenced by the Loan Documents and/or the exercise of any remedies under the Loan Documents, the Arranger is hereby empowered to act on behalf of the Lenders in accordance with the provisions hereof and the authority of the Arranger with respect to any action taken by the Arranger pursuant to and in accordance with this Agreement shall not be contested by the Borrower by reason of any different or conflicting provision contained in any of the Loan Documents.

     Section 7.17 "Participation." Any Lender may at any time after the execution and delivery of this Agreement, sell to one or more Persons (each a "Participant") participating interests in any Advance owing to such Lender, any Promissory Note held by such Lender and/or any other interest of such Lender hereunder (in respect of any such Lender, its "Credit Exposure"). Notwithstanding any such sale by a Lender of participating interests to a Participant, such Lender's rights and obligations hereunder shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Promissory Note for all purposes hereunder (except as expressly provided below), and the Arranger and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.13 and 2.15 hereof. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to agree to any amendment, supplement, waiver or modification to any Loan Document, except where the result of any of the foregoing would be to extend the final maturity of any Advance or any regularly scheduled installment thereof or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof.

     Section 7.18 "Assignments." (a) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time after the execution and delivery of this Agreement and from time to time assign to any Lender or any other Eligible Assignee (each a "Purchasing Lender") all or any part of its Credit Exposure in amounts not less than $10,000,000. The Borrower, the Arranger and the Lenders agree that to the extent of any assignment, the Purchasing Lender shall be deemed to have the same rights and benefits under the Loan Documents and the same obligation to share pursuant to Section 7.24 hereof as it would have had if it had been a Lender which was one of the original parties hereto. The consent of the Arranger and the Administrative Agent and, provided no Default or Event of Default has occurred, the Borrower shall be required prior to an assignment becoming effective, which consents will not be unreasonably withheld, delayed or conditioned; provided that the Arranger and the Administrative Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Purchasing Lender unless and until such Purchasing Lender executes a supplement to this Agreement, substantially in the form of Exhibit T hereto (a "Form of Assignment and Assumption Agreement").


b) Upon (i) execution of a Form of Assignment and Assumption Agreement, (ii) delivery of an executed copy thereof to the Borrower, the Arranger and the Administrative Agent, (iii) payment by such Purchasing Lender to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Purchasing Lender, and (iv) payment to the Administrative Agent of an assignment fee of $2500 for each assignment by any Lender of all or any portion of its Credit Exposure, such transferor Lender shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required. Such Form of Assignment and Assumption Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender. Promptly after the consummation of any transfer to a Purchasing Lender pursuant hereto, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that a replacement Promissory Note is issued to such transferor Lender and a new Promissory Note is issued to such Purchasing Lender, in each case in principal amounts reflecting such transfer. The Purchasing Lender shall furnish to Borrower and the Administrative Agent, at least 10 days prior to the date on which the first payment to such Purchasing Lender is due, the documents described in Section 2.17(b) hereof.

c) Commerzbank AG, New York Branch, agrees that it will not assign to a Purchasing Lender any part of its Credit Exposure such that, after giving effect to such assignment, Commerzbank AG, New York Branch's Percentage shall be less than twenty five percent (25%), unless its failure to do so shall (or in

Commerzbank AG, New York Branch's reasonable judgment is likely to) constitute a violation of any Requirement of Law. Notwithstanding the foregoing, nothing herein shall restrict or limit Commerzbank AG, New York Branch, from selling a participating interest in any portion, or all, of its Credit Exposure.

     Section 7.19 "Withholding." Notwithstanding anything to the contrary herein, no Participant or other assignee of all or any part of the Credit Exposure of any Lender (each, a "Non-Party Holder"), other than a Purchasing Lender, shall be entitled to any of the benefits of Section 2.16 hereof.

     Section 7.20 "Amounts Received by the Lenders." Each Lender agrees that it shall act as a trustee for the benefit of the other Lenders to the extent of the respective interests of the other Lenders in the Advances with respect to all sums of any kind paid to or received by such Lender in payment of all or a portion of the Advances by or on behalf of the Borrower.

     Section 7.21 "No Joint Venture." Neither the execution of this Agreement nor the selling of an interest in the Advances nor any agreement to share in profits or losses as provided herein is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture among the parties to this Agreement.

     Section 7.22 "Acknowledgment by Parties Hereto." The agreement to and acceptance of this Agreement by the parties hereto, indicated by the execution of this Agreement, shall evidence (a) each party's acceptance of all the terms and conditions of this Agreement and the other Loan Documents and (b) each party's consent to the Arranger and the Administrative Agent acting as the contractual representatives on behalf of the Lenders with regard to all aspects of the administration, enforcement and collection of the Advances and to all matters pertaining to the Loan Documents as provided for herein.

     Section 7.23 "Sharing of Payments." Each of the Lenders agrees that if it should receive any amount under this Agreement or any of the other Loan Documents (whether by voluntary payment, by realization upon security, by the exercise of the right of banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of any Advance of a sum which with respect to the related sum or sums received by the other Lenders is in a greater proportion than the total of such Advance then owed and due to such Lender bears to the total of such Advance then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in such Advance owing to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     Section 7.24 "Limitation of Liability." No claim may be made by the Borrower or any other Person against the Arranger, the Administrative Agent or any Lender or any of their affiliates, directors, officers, employees, attorneys or agent of any of such Persons for any special, indirect or consequential damages in respect of any claim for breach of contract or any other theory of liability arising out of or under this Article VII; and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.


                           ARTICLE VIII. MISCELLANEOUS

     Section 8.1 "Notices." All notices, requests, and other communications to any party hereunder shall be in writing (including bank wire, telecopy, or similar teletransmission or writing) and shall be given to such party at its address or telecopy number set forth on Schedule 5 annexed hereto or such other address or telecopier number as such party may hereafter specify by notice to the Arranger, the Administrative Agent and the Borrower. No notices, requests, and other communications given to any Person other than the Arranger or the Administrative Agent (including, without limitation, any Affiliate thereof) shall be deemed to have been given to the Arranger or the Administrative Agent, as the case may be. Each such notice, request, or other communication shall be effective (i) when delivered personally, (ii) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 8.1,
(iii) if given by certified or registered mail, return receipt requested, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iv) by Federal Express or other recognized overnight delivery service (provided that, in either such case, such delivery is made with a request for receipt), on the next Business Day after such communication is deposited with such delivery service, or (v) if given by any other means when delivered at the address specified in this Section 8.1.

     Section 8.2 "Amendments, Etc." No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in writing and signed by the party or its agent, if authorized to act on its behalf, against whom enforcement of such waiver or amendment is sought, and then such waiver or consent shall be effective only in the specific instance and for the specified purpose for which given. None of the foregoing shall negate or vitiate any of the provisions of Sections 7.14, 7.15 or 7.16.

     Section 8.3 "No Waiver; Remedies Cumulative." No failure or delay on the part of the Lenders in exercising any right or remedy hereunder or under any other Loan Document and no course of dealing between the Borrower and the Arranger, the Administrative Agent or the Lenders shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The rights and remedies herein and in the other Loan Documents expressly provided are cumulative and not exclusive of any rights or remedies that the Lenders would otherwise have. No notice to or demand on the Borrower not required hereunder or under the other Loan Documents in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lenders to any other or further action in any circumstances without notice or demand.

     Section 8.4 "Payment of Expenses, Etc." The Borrower shall: whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Arranger, the Administrative Agent and the Lenders in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Arranger, the Administrative Agent or the Lenders) of, and in connection with the preparation, execution, and delivery of, preservation of rights under, enforcement of, and, after an Event of Default, refinancing, renegotiation, or restructuring of, this Agreement and the other Loan Documents and the documents and instruments referred to therein; any amendment, waiver, or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Arranger, the Administrative Agent and the Lenders);

b) to the extent permitted by applicable law, pay and hold the Arranger, the Administrative Agent and the Lenders harmless from and against any and all present and future stamp, recording, and other similar taxes and fees with respect to the foregoing matters and save the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes and fees; and

c) indemnify the Arranger, the Administrative Agent and the Lenders and each of their officers, directors, employees, Affiliates, representatives, and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages and expenses incurred by any of them (whether or not any of them is designated a party thereto) arising out of or by reason of any litigation, or other proceeding related to any actual or proposed use by the Borrower of the proceeds of any of the Advances or the Borrower entering into and performing of this Agreement or the other Loan Documents or resulting from the ownership of any Mortgaged Property, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation, or other proceeding; provided that the Borrower shall not be obligated to indemnify any such Person to the extent of any costs, losses, liabilities, claims, damages, or expenses caused by the gross negligence or willful misconduct of such Person.

         If and to the extent that the  obligations  of the Borrower  under this
Section 8.4 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Borrower's obligations under this
Section 8.4 shall survive any termination of this Agreement and the payment of the sums due hereunder and under the other Loan Documents.

     Section 8.5 "Right of Setoff." Subject to the Arranger's written consent, in addition to and not in limitation of all rights of offset that the Lenders may have under applicable law, the Lenders shall, upon the occurrence and during the continuance of any Event of Default and whether or not the Lenders have made any demand or the Borrower's obligations are matured, have the right to appropriate and apply to the payment of the Borrower's obligations hereunder and under the other Loan Documents, all deposits (general or special, time or demand, provisional or final) of the Borrower then or thereafter held by, and other indebtedness or property then or thereafter owing by, the Lenders.

     Section 8.6 "Benefit of Agreement." This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

     Section 8.7 "Governing Law; Submission to Jurisdiction." This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York except as otherwise specifically provided in the Loan Documents with respect to the perfection, priority and enforcement of liens upon real property and fixtures not located in the State of New York.

b) Any legal action or proceeding with respect to this Agreement or the other Loan Documents or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Borrower agrees that any process in any proceeding in any such court may be served on the Borrower through the United States mails in accordance with Section 8.1.

c) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENTS AND FROM ANY COUNTERCLAIM THEREIN.

d) Nothing herein shall affect the right of the Lenders to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

     Section 8.8 "Counterparts." This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     Section  8.9  "Headings   Descriptive."  The  headings  contained  in  this
Agreement are for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     . Section 8.10 Entire Agreement

                  (a)      The provisions:

                    (i) the letter  agreements among the Borrower,  the Arranger and Administrative Agent dated as of March 18, 1999, March 15, 1999, February 4, 1999, January 25, 1999, and September 3, 1998, and

                    (ii) the letter  agreement dated as of August 25, 1997 among the Borrower, Commerzbank AG, Los Angeles Branch and Arranger,

each of which letter agreement is attached hereto as Exhibit Q shall survive the execution of this Agreement and shall be deemed incorporated herein. The letter agreement referred to in clause (i) above provides, inter alia, that Borrower may effect a single issuance of convertible preferred securities with gross proceeds not to exceed $250,000,000, provided (x) the first $200,000,000 or the lesser amount raised of net proceeds of such issuance is used solely to repay the sums due under the Bridge Facility, and (y) the Bridge Facility is repaid on or before April 23, 1999, even if such net proceeds are insufficient for the purpose thereof. The letter agreement further provides that Security Capital Group may fund its obligations under a certain Subscription Agreement by purchasing convertible subordinated debentures issued by the Borrower and that such debentures may be refinanced with the proceeds of an offering of Borrower's common, but not preferred, stock.

(b) Except as set forth in subsection (a) above, this Agreement and the other Loan Documents constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and all prior discussions, negotiations, term sheets, commitment letters, waiver letters, agreements, letter agreements, correspondence and document drafts with respect to such matters are merged herein and therein. Neither the Lenders nor any employee of the Lenders has been authorized to make any representation or agreement upon which the Borrower or its Affiliates may rely unless such matter is set forth in this Agreement or the other Loan Documents.

     Section 8.11 "Release of Certain Mortgaged Property." Arranger agrees that, upon Borrower's request (a "Release Request") to the Arranger and the Administrative Agent, Arranger will deliver to Borrower a form of release, duly executed and acknowledged by the Arranger, releasing from the lien of the applicable Mortgage (a "Release"), any real property constituting a portion of a Mortgaged Property (a "Release Parcel") but only if and on the condition that:

     (i) each Release Request shall be in writing, shall contain all information necessary for the Administrative Agent to cause a Release in recordable form to be prepared and shall be given at least ten (10) Business Days prior to the requested date of such Release;

     (ii) each Release Request shall constitute Borrower's representation and warranty that, and shall be accompanied by evidence demonstrating to the Administrative Agent's satisfaction that (a) no portion of the extended stay facility and related ancillary facilities constructed (or to be constructed) on the Mortgaged Property from which the Release Parcel is to be Released is (or will be) located on such Release Parcel, (b) the requested Release shall not cause or result in the remaining Mortgaged Property and the existence and use of the extended stay facility and related ancillary facilities constructed (or to be constructed) thereon to fail to comply with any Use Requirements or Requirements of Law, and (c) no portion of the Total Costs allocated in a manner satisfactory to the Arranger and the Administrative Agent to the Release Parcel is included in the computation of the Maximum Availability Amount;

     (iii) as of the date of such Release Request, and as of the effective date of such Release (before as well as after giving effect to such Release), no Default or Event of Default shall have occurred and be continuing, and each Release Request shall constitute Borrower's representation and warranty that the foregoing is true, complete and accurate;

     (iv) before as well as after giving effect to such Release, subject to the provisions of Section 5.5 hereof, all representations and warranties contained herein (except representations and warranties expressly provided herein as being made only as of the Effective Date) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Release;

     (v) Borrower executes, acknowledges and delivers to the Administrative Agent, at Borrower's expense, any and all documents and instruments reasonably required by the Administrative Agent to preserve and maintain Arranger's, the Administrative Agent's and Lenders' rights, upon and following any such Release, under and with respect to the Loan Documents; and

     (vi) (1) The Administrative Agent shall have received payment of all costs and expenses (other than the legal fees described in the following clause (2) of this subparagraph) incurred by Arranger and the Administrative Agent in connection with such Release, including, but not limited to, all title insurance premiums arising as a result of endorsements required by Arranger and the Administrative Agent in connection with such Release, and (2) receipt of a Release Request for each Release shall constitute Borrower's agreement and covenant to pay to the Administrative Agent, promptly upon demand (together with a reasonably detailed invoice(s) in respect thereof), all reasonable legal fees and expenses arising in connection with the preparation, execution, delivery and review of each Release, the documents and instruments described in this Section, and all other documents relating to, and rendering at the request of the Administrative Agent all advice respecting, each Release.

In the event that all of the foregoing conditions to a Release have been satisfied, then, at Borrower's request, the Administrative Agent shall furnish such Release for execution by the Arranger and for recordation to the title company insuring the Lenders' interest in the Mortgaged Property affected by such Release or as otherwise designated by Borrower.

     Section 8.12 "Subordination of Certain Mortgaged Property." The Arranger and the Administrative Agent agree that, upon Borrower's request (a "Subordination Request"), it will deliver to Borrower a form of subordination, duly executed and acknowledged by the Arranger, subordinating the lien of the applicable Mortgage (a "Subordination"), to any Development Encumbrances on a Mortgaged Property, but only if and on the condition that:

     (i) each Subordination Request shall be in writing, shall contain all information necessary for the Administrative Agent to cause a Subordination in recordable form to be prepared and shall be given at least ten (10) Business Days prior to the requested date of such Subordination;

     (ii) The Administrative Agent shall have received an endorsement to the title policy referred to in Section 3.3(a)(iii) with respect to the applicable Mortgaged Property indicating that since the date of the last endorsement to such policy there has been no change in the state of title not theretofore approved by the Administrative Agent, providing with respect to such Development Encumbrances a so-called "comprehensive endorsement" (or equivalent), to the extent available in the jurisdiction in which such Mortgaged Property is located, and such other affirmative insurance as the Administrative Agent shall reasonably require, which endorsement shall have the effect of redating the title policy to the date of recordation of, and insuring the lien of the Mortgage as subordinated pursuant to, the Subordination;

     (iii) as of the date of such Subordination Request, and as of the effective date of such Subordination (before as well as after giving effect to such Subordination), no Default or Event of Default shall have occurred and be continuing, and each Subordination Request shall constitute Borrower's representation and warranty that the foregoing is true, complete and accurate;

     (iv) before as well as after giving effect to such Subordination, subject to the provisions of Section 5.5 hereof, all representations and warranties contained herein (except representations and warranties expressly provided herein as being made only as of the Effective Date) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Subordination;

     (v) Borrower executes, acknowledges and delivers to the Administrative Agent, at Borrower's expense, any and all documents and instruments reasonably required by the Administrative Agent to preserve and maintain the Administrative Agent's and Lenders' rights, upon and following any such Subordination, under and with respect to the Loan Documents; and

     (vi) (1) The Administrative Agent shall have received payment of all costs and expenses (other than the legal fees described in the following clause (2) of this subparagraph) incurred by the Arranger and the Administrative Agent in connection with such Subordination, including, but not limited to, all title insurance premiums arising as a result of endorsements required by the Administrative Agent in connection with such Subordination, and (2) receipt of a Subordination Request for each Subordination shall constitute Borrower's agreement and covenant to pay to the Administrative Agent, promptly upon demand (together with a reasonably detailed invoice(s) in respect thereof), all reasonable legal fees and expenses arising in connection with the preparation, execution, delivery and review of each Subordination, the documents and instruments described in this Section, and all other documents relating to, and rendering at the request of the Administrative Agent all advice respecting, each Subordination.

     Section 8.13 "Confidentiality." The Administrative Agent, the Arranger and the other Lenders agree that, unless otherwise agreed to in writing by us, except as required by law or regulation or by legal process, to keep all Non-public Information delivered by the Borrower to the Administrative Agent or the Lenders confidential and not to disclose or reveal any Non-public Information to any person, other than those employed or retained by the Administrative Agent or the Lenders (including, without limitation, employees, counsel, accountants, engineers, advisers, experts and consultants to the Administrative Agent or the Lenders). Except as provided for in the next sentence, in the event that the Administrative Agent or any Lender is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Non-public Information, the Administrative Agent or such Lender agrees that it shall provide the Borrower with prompt notice of such request(s) and, unless required by law or regulation to disclose sooner, shall wait at least forty eight (48) hours before disclosing such Non-public information. Notwithstanding the foregoing or anything else to the contrary herein contained or contained in any of the other Loan Documents, the provisions of this

     Section 8.13 shall not apply to (a) the disclosure or sharing of any Non-public information among the Administrative Agent and the Lenders, (b) the disclosure by the Administrative Agent or any Lender of any Non-public information to federal, state and local bank regulators or other governmental agencies to the extent required or requested to do so (such disclosure shall not, however, in and of itself be deemed to render such information public), and
(c) the Administrative Agent or any Lender may, in connection with any assignment or participation or proposed assignment or participation, disclose to the assignee or participant or proposed assignee or participant under a requirement of confidentiality, any Non-public information relating to the Borrower, the Collateral, the Borrower's assets, properties or financial condition or information otherwise furnished to the Administrative Agent or the Lenders by the Borrower.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  their  duly
authorized officers to execute and deliver this Agreement as of the date first written above.

                                                 HOMESTEAD VILLAGE INCORPORATED


                                                 By
                                                     Name:
                                                     Title:

                                                COMMERZBANK AG, New York Branch,
                                                as Arranger


                                                 By
                                                     Name:
                                                     Title:


                                                 And by
                                                          Name:
                                                          Title:

                                             COMMERZBANK AG, Los Angeles Branch,
                                             as a lender


                                                 By
                                                     Name:
                                                     Title:


                                                 And by
                                                          Name:
                                                          Title:

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as a lender and the Administrative Agent


                                                 By
                                                     Name:
                                                     Title: